HIGH INCOME
PORTFOLIO

Merrill Lynch
Corporate Bond Fund, Inc.



FUND LOGO



Annual Report

September 30, 1999



This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.




Merrill Lynch
Corporate Bond Fund, Inc.
Box 9011
Princeton, NJ
08543-9011


Printed on post-consumer recycled paper




HIGH INCOME PORTFOLIO


TO OUR SHAREHOLDERS

Over the past year, the economic and interest rate environment was characterized by countervailing forces. For example, the last quarter of 1998 witnessed collapsing equity markets and widespread bond market illiquidity as concerns of global recession resulted in a flight to the safety of US Treasury notes and bonds and away from lower-quality fixed-income investments. High-yield bonds carry more credit risk than US Government and high-grade corporate bonds and are therefore vulnerable to quality deterioration in periods of economic weakness.

The economic and interest rate consensus was confounded in the first half of 1999 when the expected slowdown in the US economy failed to materialize. In addition, a rebound occurred in Europe and Asia (including long-dormant Japan). Investor focus then shifted from recession to inflation. The Federal Reserve Board reversed its policy of monetary easing and became restrictive, raising the Federal Funds rate twice to slow economic growth. Long-term interest rates soared. This environment proved both good and bad for the high-yield market. The rise in interest rates was a negative. On the other hand, the stronger economy proved helpful to a number of economically sensitive industries. For example, paper, energy and steel experienced volume increases and product price improvement, thus easing credit concerns somewhat. Perceptions of credit risk in emerging markets also eased, allowing this asset category to rebound.

The illiquidity that gripped the corporate bond markets in late 1998 eased in 1999 but remained more pronounced than has been the norm throughout much of the 1990s. A major reason would seem to be the decision made by Wall Street market makers to reduce inventory exposure to corporate bonds. Firms were surprised by the steep bond price markdowns in 1998 on securities held in inventory for resale and sought to reduce this exposure. In addition, many firms closed proprietary trading portfolios that focused on producing profits by buying distressed securities at low prices. Thus, the support for high-yield issuers that experienced credit problems diminished considerably. The result brought much steeper declines in the price of bonds experiencing credit deterioration and default.

The third quarter of 1999 reflected this weak environment. For the three-month period ended September 30, 1999, the Portfolio's Class A, Class B, Class C and Class D Shares had total returns of -1.80%,
- -2.13%, -1.99% and -2.00%, respectively. This is compared to a
- -1.60% total return for the unmanaged Credit Suisse First Boston
(CSFB) Global High Yield Index for the same period. Throughout the September quarter, liquidity was poor and the market struggled to absorb a relatively heavy new-issue calendar. By late August, the cost to finance had risen to a point that many issuers cancelled financing plans. New-issue supply slowed precipitously, and the market moved sideways for the remainder of the September quarter.

Investment Outlook
The interest rate outlook hinges on the US economy. We believe the Federal Reserve Board is committed to maintaining noninflationary growth and can be counted on to tighten monetary policy until growth slows. In the short run, this is negative for bonds. In the long run it is extremely positive, ensuring that the United States will continue to experience low inflation and interest rates. We believe that while interest rates will probably rise further in this tightening cycle, it is likely that most of the damage has been done. Yields on ten-year Treasury notes have risen from 4.65% at December 31, 1998 to over 6% in late October.

At this time, the high-yield market is attractive relative to Treasury bonds. Yield spreads are well above the historic norm. At September 30, 1999, the yield difference between the CSFB Global High Yield Index and US Treasury issues of comparable maturity was 6.32% compared to an average of 5.45% over the last ten years. Yield premiums exceeding 100% are at the wide end of the range over the past ten years. Overall credit quality is improving and even problem credits appear to have declined more than is justified by the underlying fundamentals. The yield-to-maturity on the CSFB Global High Yield Index exceeded 12%.

The macroeconomic outlook also appears generally favorable for the high-yield market. Economic growth is occurring around the world, strengthening the demand for goods and services, particularly commodities. We are seeing the effects of this growth reflected in improved earnings and outlook for a number of companies held in the Portfolio. We believe this improvement may continue.


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


Portfolio Strategy
We believe that the high-yield market currently offers value. In our view, bond prices are likely to move higher, and yields will move lower over the coming year. We do not necessarily believe that a peak in interest rates is imminent; markets may continue to deteriorate for a while longer. However, we are positioning for the future. We prefer lower-coupon discount bonds to more defensive par or premium bonds because of greater total return potential in a falling interest rate environment.

During the September quarter, we maintained credit quality in the Portfolio modestly above the benchmark CSFB Global High Yield Index. There are currently no distortions (and therefore no investment opportunities) between quality categories. Bond selection remains important as disappointing earnings provides punishing price declines.

The largest industry representation in the Portfolio was communications, at 12.5% of net assets at September 30, 1999. This industry includes Nextel Communications, Inc., a rapidly growing wireless telephone operator, and other communications companies with strong fundamentals. Cable television, the second-largest industry in the Portfolio, constituted 8.6% of net assets. While its traditional role as a provider of video programming is a highly stable business, this industry has excellent growth prospects as an increasingly important carrier of Internet traffic and telephony. The energy sector comprised 7.2% of Portfolio assets and consisted largely of oil and gas production and service companies. Earnings have surged in this sector as a result of the sharp rise in oil and gas prices over the last six months. (See page 4 of this report to shareholders for a list of the Five Largest Industries and Top Five Foreign Countries in the Portfolio.)

We held a major portfolio overweighting in emerging markets, which constituted 18.9% of net assets and included corporate bonds from a variety of industries. The credit quality parameters of these holdings are typically much higher than US high-yield issuers and the companies much more dominant in their respective industries. Examples included Grupo Televisa SA, the dominant TV broadcaster and programmer in Mexico; Telefonica de Argentina, one of two telephone companies sharing the Argentine market; and Asia Pulp and Paper, a Singapore domiciled manufacturer of many types and grades of paper with distribution around the world. All three companies have publicly traded common stock listed on the New York Stock Exchange, each with multi-billion dollar market capitalizations. The improving economy benefited emerging markets more than the US high-yield market this year. We believe this sector is likely to continue to outperform.

Fiscal Year in Review
For the fiscal year ended September 30, 1999, the Portfolio outperformed the unmanaged CSFB Global High Yield Index. Total returns for the Portfolio's Class A, Class B, Class C and Class D Shares were +5.90%, +5.10%, +5.06% and +5.64%, respectively, compared to the +3.95% total return for the Index. Specific holdings that most benefited the Portfolio's 12-month performance included our overweighting in the emerging market sector, which rebounded from extraordinarily depressed levels, selected holdings in paper and metal/mining sectors as well as specific credit upgrades through merger activity.

While we believe that the overall losses in the Portfolio resulting from credit deterioration were below the average of the market, the steep decline in the price of TransAmerican Energy bonds over the past 12 months had a significant negative impact on the Portfolio's performance. Through poor project management, this company's refinery construction program ran out of funds before the project was completed, necessitating a substantial reorganization. While we believe that there is a chance of asset recovery, there are many uncertainties at this time.

In Conclusion
We appreciate your ongoing investment in High Income Portfolio of Merrill Lynch Corporate Bond Fund, Inc., and we look forward to assisting you with your financial needs in the months and years ahead.

Sincerely,



(Terry K. Glenn)
Terry K. Glenn
President and Director



(Vincent T. Lathbury III)
Vincent T. Lathbury III
Senior Vice President and Portfolio Manager



November 11, 1999



Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


PORTFOLIO INFORMATION

As of September 30, 1999

                                                                                                           Percent of
Ten Largest Corporate Holdings                                                                             Net Assets
Nextel                  Nextel offers digital and analog wireless communication services throughout             1.8%
Communications,         the United States. The company's digital service currently covers approximately
Inc.                    50% of the total US population and, once completed, will enable Nextel to offer nationwide digital wireless service.

NTL                     Through various subsidiaries, NTL Inc. owns and operates television, radio              1.8
Incorporated            broadcasting, cable television and telecommunications systems in the United
                        Kingdom. The company also owns Comcast and Diamond cable and telephone operations.

Century                 Century owns and operates 70 cable systems in 25 states and Puerto Rico. Since          1.8
Communications          March 5, the company has been in the process of a merger with Adelphia Communication.
Corporation

Fresenius Medical       Fresenius Medical Care is the world's largest integrated provider of dialysis           1.5
Care AG                 products and services. Its 910 dialysis centers treat 68,000 patients worldwide, including approximately 23% of the US dialysis patients. The company also is the world's second-largest manufacturer and distributor of dialysis equipment and related supplies, selling products in more than 110 countries.

USAir Inc.              USAir is the sixth-largest US airline, with major hubs in Pittsburgh, Charlotte,        1.4
                        Philadelphia and Baltimore and routes covering most of the eastern half of the
                        United States. Our investment includes a sizable amount of equipment trust certificates secured by modern, saleable aircraft.

Millicom                Millicom International develops and operates cellular telephone systems worldwide.      1.3
International           The company has interest in 33 cellular systems in 20 countries, primarily
Cellular                in emerging markets in Asia, Latin America, Europe and Africa.

Columbia/               Columbia, together with its subsidiaries, operates hospitals and related health         1.3
HCA Healthcare          care entities. The company currently operates general, acute care hospitals that
Corp.                   offer a full range of services. Columbia's facilities are primarily located in urban areas in the United States.

Tucson Electric &       This electric utility serves Tucson, Arizona and surrounding areas. Our bonds           1.3
Power Co.               are secured lease obligation bonds on the company's Springerville coal-fired power generation plant.

United International    The company has interests in and operates cable television, telephony, high             1.3
Holdings, Inc.          speed Internet access and programming services in ten countries across Europe and in Israel.

Sinclair Broadcasting   This is a diversified broadcasting company that owns or provides programming            1.2
Group Inc.              to television and radio stations across the United States.



Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


PORTFOLIO INFORMATION (concluded)


As of September 30, 1999

Credit Profile*                         Percent of
S&P Rating/Moody's Rating              Market Value

BBB/Baa                                     2.8%
BB/Ba                                      29.7
B/B                                        55.7
CCC/Caa                                     5.1
Not Rated                                   6.7

[FN]
*In cases when bonds are rated differently by Standard & Poor's
 Corporation and Moody's Investors Service, Inc., bonds are categorized according to the higher of the two ratings.


                                        Percent of
Five Largest Industries                 Net Assets

Energy                                      7.4%
Health Services                             6.8
Transportation                              5.5
Steel                                       5.1
Cable--International                        4.4


Geographic Profile                      Percent of
Top Five Countries*                     Net Assets

Brazil                                      5.7%
Mexico                                      3.7
Argentina                                   2.8
Canada                                      2.8
United Kingdom                              2.7

[FN]
*All holdings are denominated in US dollars.



Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


PERFORMANCE DATA


About Fund Performance

Investors are able to purchase shares of the Fund through the Merrill Lynch Select Pricing SM System, which offers four pricing alternatives:

* Class A Shares incur a maximum initial sales charge (front-end load) of 4% and bear no ongoing distribution or account maintenance fees. Class A Shares are available only to eligible investors.

* Class B Shares are subject to a maximum contingent deferred sales charge of 4% if redeemed during the first year, decreasing 1% each year thereafter to 0% after the fourth year. In addition, Class B Shares are subject to a distribution fee of 0.50% and an account maintenance fee of 0.25%. These classes of shares automatically convert to Class D Shares after approximately 10 years. (There is no initial sales charge for automatic share conversions.)

* Class C Shares are subject to a distribution fee of 0.55% and an account maintenance fee of 0.25%. In addition, Class C Shares are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

* Class D Shares incur a maximum initial sales charge of 4% and an account maintenance fee of 0.25% (but no distribution fee).

None of the past results shown should be considered a representation of future performance. Figures shown in the "Recent Performance Results" and "Average Annual Total Return" tables assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.

Recent Performance Results
                                                                                                 Ten Year/
                                                                    3 Month       12 Month    Since Inception     Standardized
As of September 30, 1999                                          Total Return  Total Return    Total Return      30-day Yield
High Income Portfolio Class A Shares*                                -1.80%         +5.90%         +165.66%           11.21%
High Income Portfolio Class B Shares*                                -2.13          +5.10          +146.36            10.89
High Income Portfolio Class C Shares*                                -1.99          +5.06          + 39.66            10.82
High Income Portfolio Class D Shares*                                -2.00          +5.64          + 43.38            10.97
Merrill Lynch High Yield US Corporates, Cash Pay Index**             -1.25          +3.37       +171.74/+57.37         --
CS First Boston Global High Yield Index**                            -1.60          +3.95       +171.90/+51.07         --
Ten-Year US Treasury Securities***                                   +2.30          -7.50       +112.39/+46.41         --

  *Investment results shown do not reflect sales charges; results shown would be lower if a sales charge was included. Total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date. The
   Fund's ten-year/since inception periods are ten years for Class A &
   Class B Shares and from 10/21/94 for Class C & Class D Shares.
 **Unmanaged. These market-weighted indexes mirror the high-yield debt market of securities rated BBB or lower. Ten year/since inception total returns for Merrill Lynch High Yield US Corporates,
   Cash Pay Index are ten years and from 10/21/94, respectively. Ten year/since inception total returns for CS First Boston Global High
   Yield Index are ten years and from 10/31/94, respectively.
***Ten year/since inception total returns are ten years and from 10/31/94, respectively.


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


PERFORMANCE DATA (continued)

Total Return Based on a $10,000 Investment

A line graph depicting the growth of an investment in the Fund's
Class A Shares and Class B Shares compared to growth of an investment in the CS First Boston Global High Yield Index. Beginning and ending values are:

                                       9/89           9/99

ML Corporate Bond Fund, Inc.'s
High Income Portfolio++--
Class A Shares*                       $ 9,600        $25,501
ML Corporate Bond Fund, Inc.'s
High Income Portfolio++--
Class B Shares*                       $10,000        $24,636
CS First Boston Global High Yield
Index++++                             $10,000        $27,190


A line graph depicting the growth of an investment in the Fund's
Class C Shares and Class D Shares compared to growth of an investment in the CS First Boston Global High Yield Index. Beginning and ending values are:

                                     10/21/94**       9/99

ML Corporate Bond Fund, Inc.'s
High Income Portfolio++--
Class C Shares*                       $10,000        $13,966
ML Corporate Bond Fund, Inc.'s
High Income Portfolio++--
Class D Shares*                       $ 9,600        $13,765
CS First Boston Global High Yield
Index++++                             $10,000        $15,107

[FN]
   *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
  **Commencement of operations.
  ++The Portfolio invests principally in fixed-income securities which are rated in the lower rating categories of the established rating services, or in unrated securities of comparable quality.
++++This unmanaged market-weighted Index, which mirrors the high-yield debt market, is comprised of 423 securities rated BBB or below. The starting date for the Index in the Class C & Class D Shares' graph is from 10/31/94.

    Past performance is not predictive of future performance.



Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


PERFORMANCE DATA (concluded)


Average Annual Total Return


                                     % Return Without % Return With
                                       Sales Charge    Sales Charge**

Class A Shares*

Year Ended 9/30/99                        + 5.90%         +1.66%
Five Years Ended 9/30/99                  + 7.67          +6.79
Ten Years Ended 9/30/99                   +10.26          +9.81

[FN]
 *Maximum sales charge is 4%.
**Assuming maximum sales charge.


                                         % Return        % Return
                                       Without CDSC     With CDSC**

Class B Shares*

Year Ended 9/30/99                         +5.10%         +1.38%
Five Years Ended 9/30/99                   +6.85          +6.85
Ten Years Ended 9/30/99                    +9.44          +9.44

[FN]
 *Maximum contingent deferred sales charge is 4% and is reduced to 0%
  after 4 years.
**Assuming payment of applicable contingent deferred sales charge.


                                         % Return        % Return
                                       Without CDSC     With CDSC**

Class C Shares*

Year Ended 9/30/99                         +5.06%         +4.13%
Inception (10/21/94)
through 9/30/99                            +6.99          +6.99

[FN]
 *Maximum contingent deferred sales charge is 1% and is reduced to 0%
  after 1 year.
**Assuming payment of applicable contingent deferred sales charge.


                                     % Return Without % Return With
                                       Sales Charge    Sales Charge**

Class D Shares*

Year Ended 9/30/99                         +5.64%         +1.41%
Inception (10/21/94) through 9/30/99       +7.56          +6.68

[FN]
 *Maximum sales charge is 4%.
**Assuming maximum sales charge.


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999



SCHEDULE OF INVESTMENTS
                 S&P    Moody's      Face                                                                      Value
Industries      Rating   Rating     Amount                  Issue                                            (Note 1a)

Bonds
Aerospace--1.1%   B-      B3     $ 20,000,000   Fairchild Corporation, 10.75% due 4/15/2009               $   17,100,000
                  B+      B1       15,000,000   Hexcel Corporation, 9.75% due 1/15/2009                       13,275,000
                  B+      B1       25,000,000   Kitty Hawk, Inc., 9.95% due 11/15/2004                        24,375,000
                                                                                                          --------------
                                                                                                              54,750,000


Airlines--1.4%                                  Piedmont Aviation, Inc.:
                  B+      Ba3       1,985,000     Series E, 10.30% due 3/28/2007                               2,113,122
                  B+      Ba3       1,950,000     Series F, 10.35% due 3/28/2011                               2,118,987
                  BB      Ba3       1,500,000     Series H, 10% due 11/08/2012                                 1,599,900
                  B+      Ba3       1,304,000     Series J, 10.05% due 5/13/2005                               1,350,044
                  B+      Ba3       1,116,000     Series J, 10.10% due 5/13/2007                               1,176,649
                  BB+     Ba3       3,767,000     Series J, 10.10% due 5/13/2009                               4,000,139
                  BB      Ba3       2,710,000     Series J, 10.15% due 5/13/2011                               2,907,586
                  B+      Ba3       2,226,000     Series K, 10% due 5/13/2004                                  2,303,966
                  B+      Ba3       2,666,000     Series K, 10.10% due 5/13/2008                               2,819,601
                  B+      Ba3       2,550,000     Series K, 10.15% due 5/13/2010                               2,726,345
                                                USAir Inc.:
                  B       B3       15,000,000     9.625% due 2/01/2001                                        15,163,500
                  B+      Ba3       1,092,000     Series 88F, 10.70% due 1/01/2003                             1,142,560
                  B+      Ba3       1,092,000     Series 88G, 10.70% due 1/01/2003                             1,142,560
                  B+      Ba3       1,092,000     Series 88H, 10.70% due 1/01/2003                             1,142,560
                  B+      Ba3       1,092,000     Series 88I, 10.70% due 1/01/2003                             1,142,560
                  BB      Ba3       4,101,563     Series 89A1, 9.33% due 1/01/2006+++                          4,359,859
                  BB      Ba3      15,000,000     Series 93A3, 10.375% due 3/01/2013                          15,010,950
                  BB      Ba3       1,432,000     Series A, 10.70% due 1/15/2007                               1,543,037
                  BB      Ba3       1,815,000     Series C, 10.70% due 1/15/2007                               1,955,735
                  BB      Ba3       1,107,000     Series E, 10.70% due 1/15/2007                               1,192,837
                                                                                                          --------------
                                                                                                              66,912,497


Automotive--                                    Venture Holdings Trust (j):
0.7%              B       B2       25,000,000     11% due 6/01/2007                                           24,625,000
                  B-      B3       10,000,000     12% due 6/01/2009                                            9,900,000
                                                                                                          --------------
                                                                                                              34,525,000


Broadcasting--    NR*     NR*       4,686,000   Acme Intermediate Holdings/Finance, 0/12% due
Radio &                                         9/30/2005 (f)                                                  3,303,630
Television--      B-      B3        3,000,000   Acme Television/Finance, 10.976% due 9/30/2004 (f)             2,595,000
2.6%              B-      B3       15,000,000   LIN Holdings Corp., 10.299% due 3/01/2008 (f)                  9,900,000
                  B-      B3       25,000,000   LIN Television Corporation, 8.375% due 3/01/2008              23,437,500
                  B       B3       23,022,000   SFX Broadcasting Inc., 10.75% due 5/15/2006                   25,669,530
                                                Sinclair Broadcasting Group Inc.:
                  B       B2       45,000,000     10% due 9/30/2005                                           45,000,000
                  B       B2       15,000,000     8.75% due 12/15/2007                                        14,137,500
                                                                                                          --------------
                                                                                                             124,043,160


Building                                        Nortek Inc.:
Materials--       B-      B3       14,550,000     9.875% due 3/01/2004                                        14,368,125
0.5%              B+      B1        9,000,000     9.25% due 3/15/2007                                          8,775,000
                                                                                                          --------------
                                                                                                              23,143,125


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999

SCHEDULE OF INVESTMENTS (continued)
                 S&P    Moody's      Face                                                                      Value
Industries      Rating   Rating     Amount                  Issue                                            (Note 1a)

Bonds (continued)
Cable--           B+      NR*    $ 10,000,000   Adelphia Communications, 7.875% due 5/01/2009             $    9,150,000
Domestic--4.1%    CCC     Ca        5,328,724   American Telecasting Inc., 26.322% due 8/15/2005 (f)           5,368,689
                  BB-     B1        8,750,000   CSC Holdings Inc., 9.875% due 5/15/2006                        9,056,250
                                                Century Communications Corporation:
                  BB-     Ba3      30,000,000     9.75% due 2/15/2002                                         30,187,500
                  BB-     Ba3      45,000,000     9.50% due 3/01/2005                                         45,000,000
                  B+      B2       15,000,000   Charter Communications Holdings LLC, 8.625% due
                                                4/01/2009 (j)                                                 14,250,000
                  B       B2       21,000,000   Intermedia Capital Partners LP, 11.25% due 8/01/2006          23,625,000
                  BB-     B1       10,000,000   Lenfest Communications, Inc., 8.25% due 2/15/2008             10,050,000
                  B+      B1       50,000,000   Olympus Communications LP/Capital Corp., 10.625% due
                                                11/15/2006                                                    53,125,000
                                                                                                          --------------
                                                                                                             199,812,439


Cable--                                       ++Australis Media Ltd.:
International--   NR*     NR*       1,077,816     14.398% due 11/01/2002 (f)                                     619,744
3.8%              D       NR*      79,117,000     1.75%/15.75% due 5/15/2003 (b)(e)                            1,977,925
                  D       NR*       1,353,490     1.75%/15.75% due 5/15/2003 (e)                                  20,302
                  BB      B1       25,000,000   Cablevision SA, 13.75% due 5/01/2009 (j)                      23,312,500
                  B-      B2       20,000,000   Comcast UK Cable Partners Ltd., 11.278% due
                                                11/15/2007 (f)                                                18,200,000
                  B-      B3       25,000,000   Diamond Cable Communications PLC, 10.87% due
                                                2/15/2007 (f)                                                 19,625,000
                  B-      B3       30,000,000   International Cabletel, Inc., 12.034% due
                                                2/01/2006 (f)                                                 26,250,000
                  D       Caa3     33,500,000 ++Supercanal Holdings SA, 11.50% due 5/15/2005 (j)              17,922,500
                  B+      B1       14,500,000   TeleWest Communications PLC, 11.131% due 10/01/2007 (f)       12,941,250
                  B       B3      100,000,000   United International Holdings, Inc., 10.75% due
                                                2/15/2008 (d)(f)                                              60,875,000
                                                                                                          --------------
                                                                                                             181,744,221


Capital Goods--                                 International Wire Group, Inc.:
1.1%              B-      B3       15,000,000     11.75% due 6/01/2005                                        15,487,500
                  B-      B3       15,000,000     Series B, 11.75% due 6/01/2005                              15,487,500
                  B-      B3       25,250,000   Trench Electric & Trench Inc., 10.25% due 12/15/2007          22,851,250
                                                                                                          --------------
                                                                                                              53,826,250


Chemicals--                                     ISP Holdings Inc.:
1.1%              BB-     Ba3      19,502,000     9.75% due 2/15/2002                                         19,697,020
                  BB-     Ba3      10,000,000     9% due 10/15/2003                                            9,900,000
                  BB      Ba3      23,000,000   Lyondell Chemical Company, 9.625% due 5/01/2007               22,942,500
                                                                                                          --------------
                                                                                                              52,539,520


Child Care--      B-      B3       20,000,000   Kindercare Learning Centers, Inc., 9.50% due 2/15/2009        18,950,000
0.4%


Computer          B       B2       40,000,000   Advanced Micro Devices, Inc., 11% due 8/01/2003               36,200,000
Services--        CCC     Caa1     40,500,000   Dictaphone Corp., 11.75% due 8/01/2005                        29,767,500
Electronics--     B-      B3       25,000,000   PSINet, Inc., 10% due 2/15/2005                               24,031,250
2.6%              NR*     NR*      11,000,000   Splitrock Services Inc., 11.75% due 7/15/2008                  9,955,000
                  B-      B2       30,000,000   Zilog Inc., 9.50% due 3/01/2005                               27,600,000
                                                                                                          --------------
                                                                                                             127,553,750


Conglomerates--   BB      Ba3      20,000,000   Dine, SA de CV, 8.75% due 10/15/2007                          17,600,000
1.8%              B-      B3       25,000,000   Eagle-Picher Industries, 9.375% due 3/01/2008                 22,375,000
                  B+      NR*      50,000,000   Voto-Votorantim O/S Trading, 8.50% due 6/27/2005 (j)          44,480,000
                                                                                                          --------------
                                                                                                              84,455,000


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


SCHEDULE OF INVESTMENTS (continued)
                 S&P    Moody's      Face                                                                      Value
Industries      Rating   Rating     Amount                  Issue                                            (Note 1a)

Bonds (continued)
Consumer          B-      B3     $ 10,000,000   Albecca Inc., 10.75% due 8/15/2008                        $    7,650,000
Products--        B       B3       13,000,000   Corning Consumer Products, 9.625% due 5/01/2008               10,351,250
0.4%                                                                                                      --------------
                                                                                                              18,001,250


Consumer          B-      Caa2      8,000,000   AP Holdings Inc., 11.164% due 3/15/2008 (f)                    4,060,000
Services--        B-      Caa1     15,000,000   Apcoa Inc., 9.25% due 3/15/2008                               12,862,500
0.4%                                                                                                      --------------
                                                                                                              16,922,500


Convertible       NR*     Caa3      6,195,000 ++Builders Transport, 8% due 8/15/2005 (2)                          46,462
Bonds**--0.1%     BB+     Ba3       6,375,000   Quantum Health Resources, Inc., 4.75% due 10/01/2000 (1)       5,865,000
                                                                                                          --------------
                                                                                                               5,911,462


Energy--7.0%      B       B3       20,000,000   Benton Oil & Gas Co., 9.375% due 11/01/2007                   10,900,000
                  B       B3       20,000,000   Chesapeake Energy Corp., 9.625% due 5/01/2005                 19,250,000
                  B+      B2       15,000,000   Clark R & M, Inc., 8.875% due 11/15/2007                      12,375,000
                  B+      B3       25,000,000   Clark USA Inc., 10.875% due 12/01/2005                        21,750,000
                  B       B2       15,000,000   Energy Corp. of America, 9.50% due 5/15/2007                  13,125,000
                  BB-     B1       25,000,000   Ocean Energy Inc., 8.375% due 7/01/2008                       24,250,000
                  CCC     B3       27,000,000   Ocean Rig Norway AS, 10.25% due 6/01/2008                     21,195,000
                  B+      B1       39,500,000   Parker Drilling Co., 9.75% due 11/15/2006                     38,315,000
                                                Petroleo Brasileiro SA:
                  NR*     B1       15,000,000     10% due 10/17/2006                                          13,950,000
                  NR*     B1       10,500,000     10% due 10/17/2006 (j)                                       9,765,000
                  BB-     Ba3      30,000,000   RBF Finance Company, 11% due 3/15/2006                        31,725,000
                  CCC-    Caa2     15,000,000   Southwest Royalties Inc., 10.50% due 10/15/2004                7,275,000
                  BB-     B1       30,000,000   Tesoro Petroleum Corp., 9% due 7/01/2008                      29,550,000
                  D       C       289,840,000 ++TransAmerican Energy Corp., 13% due 6/15/2002                 32,607,000
                  NR*     NR*      36,000,000   TransAmerican Refining Corporation, 13% due
                                                12/15/2002 (h)                                                36,180,000
                  B+      B1        6,000,000   Triton Energy Ltd./Corp., 9.25% due 4/15/2005                  5,940,360
                  B-      B3       14,500,000   United Refining Co., 10.75% due 6/15/2007                      9,642,500
                                                                                                          --------------
                                                                                                             337,794,860


Entertainment--   CCC+    Caa1     27,495,000   AMF Bowling Worldwide Inc., 12.581% due 3/15/2006 (f)         16,222,049
1.4%              B-      B3       16,250,000   Premier Parks Inc., 10% due 4/01/2008 (f)                     10,400,000
                  B-      Caa1     24,000,000   Regal Cinemas Inc., 9.50% due 6/01/2008                       16,440,000
                  B-      B2       15,000,000   Six Flags Entertainment, 8.875% due 4/01/2006                 14,362,500
                  B       B1       10,000,000   Vail Resorts Inc., 8.75% due 5/15/2009 (j)                     9,325,000
                                                                                                          --------------
                                                                                                              66,749,549


Financial         CCC+    Caa3     20,000,000   Amresco Inc., 9.875% due 3/15/2005                            12,900,000
Services--1.3%    NR*     ba1      30,000,000   IBJ Capital Co. LLC (Preferred), 8.79% (a)(i)(j)              28,663,469
                  BB+     ba3      10,000,000   SIG Capital Trust I, 9.50% due 8/15/2027 (j)                   7,525,000
                  B       NR*      17,000,000   Veritas Capital Trust, 10% due 1/01/2028                      12,792,500
                                                                                                          --------------
                                                                                                              61,880,969


Food &                                          Chiquita Brands International Inc.:
Beverage--1.2%    B+      B1       25,000,000     9.125% due 3/01/2004                                        24,812,500
                  B+      B1       20,000,000     10.25% due 11/01/2006                                       20,150,000
                  CCC     Caa1     20,000,000   DGS International Finance Company BV, 10% due
                                                6/01/2007 (j)                                                 13,250,000
                                                                                                          --------------
                                                                                                              58,212,500


Foreign           B+      B2       12,500,000   Republic of Brazil, 10.125% due 5/15/2027                      9,343,750
Government
Obligations--0.2%


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


SCHEDULE OF INVESTMENTS (continued)
                 S&P    Moody's      Face                                                                      Value
Industries      Rating   Rating     Amount                  Issue                                            (Note 1a)

Bonds (continued)
Gaming--3.8%      NR*     NR*    $      3,600   Capital Gaming International Inc., 12% due 5/28/2001      $        1,079
                  D       C        42,126,000 ++GB Property Funding Corp., 10.875% due 1/15/2004              25,486,229
                  BB+     Ba2       5,000,000   Harrah's Operating Co. Inc., 7.875% due 12/15/2005             4,787,500
                                                Jazz Casino Co. LLC:
                  NR*     NR*      42,231,321     5.867% due 11/15/2009++++                                   25,919,472
                  NR*     NR*       2,524,830     Contigent Notes, due 11/15/2009 (g)                                  0
                  BB+     Ba2      25,000,000   Park Place Entertainment, 7.875% due 12/15/2005               23,750,000
                  B+      B1        4,000,000   Station Casinos Inc., 9.75% due 4/15/2007                      4,080,000
                                                Trump Atlantic City Associates/Funding Inc.:
                  B       B2       35,100,000     11.25% due 5/01/2006                                        30,010,500
                  B       B2       32,900,000     11.25% due 5/01/2006                                        27,965,000
                                                Venetian Casino/LV Sands:
                  B-      B3       35,000,000     12.25% due 11/15/2004                                       28,175,000
                  CCC+    Caa1     17,500,000     10% due 11/15/2005                                          12,337,500
                                                                                                          --------------
                                                                                                             182,512,280


Health Services   B-      B3        8,800,000   ALARIS Medical Systems, Inc., 9.75% due 12/01/2006             8,096,000
- --6.8%            B+      Ba3      40,000,000   Beverly Enterprises Inc., 9% due 2/15/2006                    34,600,000
                                                Columbia/HCA Healthcare Corp.:
                  BB+     Ba2       1,000,000     6.91% due 6/15/2005                                            895,734
                  BB+     Ba2       8,460,000     8.85% due 1/01/2007                                          8,290,800
                  BB+     Ba2      10,000,000     7.25% due 5/20/2008                                          8,778,400
                  BB+     Ba2      14,150,000     8.70% due 2/10/2010                                         13,554,142
                  BB+     Ba2      17,640,000     9% due 12/15/2014                                           16,978,500
                  BB+     Ba2       2,500,000     7.50% due 12/15/2023                                         1,926,386
                  BB+     Ba2      15,000,000     8.36% due 4/15/2024                                         13,350,000
                  CCC+    B2       37,250,000   Extendicare Health Services, 9.35% due 12/15/2007             19,928,750
                  B+      Ba3      36,091,000   Fresenius Medical Capital Trust I, 9% due 12/01/2006          35,639,861
                  B+      Ba3      40,000,000   Fresenius Medical Capital Trust II, 7.875% due 2/01/2008      36,700,000
                  B-      B3       25,000,000   Kinetic Concepts, Inc., 9.625% due 11/01/2007                 18,375,000
                  B-      Caa1     50,000,000   Magellan Health Services, 9% due 2/15/2008                    42,750,000
                                                Mariner Post-Acute Network:
                  C       D        49,000,000     9.50% due 11/01/2007                                         3,185,000
                  C       D        12,750,000     18.346% due 11/01/2007 (f)                                     701,250
                  BBB     Ba2       5,700,000   PharMerica, Inc., 8.375% due 4/01/2008                         5,557,500
                                                Tenet Healthcare Corp.:
                  BB-     Ba3      30,000,000     8.625% due 1/15/2007                                        28,575,000
                  BB-     Ba3      30,000,000     8.125% due 12/01/2008                                       27,525,000
                                                                                                          --------------
                                                                                                             325,407,323


Home Builders--                                 US Home Corp.:
0.6%              BB-     B1       24,500,000     8.88% due 8/15/2007                                         22,172,500
                  BB-     B1        7,500,000     8.875% due 2/15/2009                                         6,576,150
                                                                                                          --------------
                                                                                                              28,748,650


Hotels--1.3%                                    HMH Properties, Inc.:
                  BB      Ba2       3,000,000     7.875% due 8/01/2005                                         2,775,000
                  BB      Ba2      40,000,000     7.875% due 8/01/2008                                        35,900,000
                  BB      Ba2       9,000,000     8.45% due 12/01/2008                                         8,370,000
                                                Signature Resorts, Inc.:
                  BB-     B2       10,000,000     9.25% due 5/15/2006                                          9,550,000
                  B       B3        5,000,000     9.75% due 10/01/2007                                         4,525,000


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


SCHEDULE OF INVESTMENTS (continued)
                 S&P    Moody's      Face                                                                      Value
Industries      Rating   Rating     Amount                  Issue                                            (Note 1a)

Bonds (continued)
Independent                                     The AES Corporation:
Power             B+      Ba3    $ 30,000,000     10.25% due 7/15/2006                                    $   30,300,000
Producers--3.0%   B+      Ba3      15,000,000     8.375% due 8/15/2007                                        13,725,000
                  BB+     Ba2      30,000,000   CE Casecnan Water & Energy Co., 11.45% due 11/15/2005         27,975,000
                  BB      Ba2      45,000,000   Calpine Corporation, 8.75% due 7/15/2007                      44,606,250
                  BB      Ba1      10,000,000   ESI Tractebel Acquisition Corp., 7.99% due 12/30/2011          8,982,790
                  BB      Ba1      25,000,000   Monterrey Power, SA de CV, 9.625% due 11/15/2009 (j)          20,437,500
                                                                                                          --------------
                                                                                                             146,026,540


Industrial        CCC+    Caa1      9,500,000   Thermadyne Holdings Corp., 12.426% due 6/01/2008 (f)           4,180,000
Services--0.3%    CCC+    B3       12,000,000   Thermadyne Manufacturing, 9.875% due 6/01/2008                 9,660,000
                                                                                                          --------------
                                                                                                              13,840,000


Industrials--0.8% CCC     B3        3,100,000   American Skiing Co., 12% due 7/15/2006                         2,867,500
                  B       B1       16,000,000   Energis PLC, 9.75% due 6/15/2009 (j)                          16,400,000
                  BB+     Ba3      30,000,000   Protection One Alarm Monitoring, 8.625% due 1/15/2009 (j)     20,250,000
                                                                                                          --------------
                                                                                                              39,517,500


Internet          BB-     B2       20,000,000   Williams Communication Group Inc., 10.875% due
Transport--0.4%                                 10/01/2009                                                    19,849,800


Media &           NR*     NR*      45,500,000   Comtel Brasileira Ltd., 10.75% due 9/26/2004 (j)              40,495,000
Communications--                                Globo Comunicacoes e Participacoes, Ltd. (j):
International--   B+      B2       35,000,000     10.50% due 12/20/2006                                       26,407,500
4.0%              B+      B2       10,000,000     10.625% due 12/05/2008                                       7,365,000
                  BB      Ba2      35,000,000   Grupo Televisa SA, 11.875% due 5/15/2006                      36,618,750
                  B+      B2       31,750,000   Impsat Corp., 12.375% due 6/15/2008                           24,209,375
                  B+      B2       40,000,000   Orion Network Systems, Inc., 15.877% due 1/15/2007 (f)        21,200,000
                                                Telefonica de Argentina:
                  BBB-    B1       25,000,000     11.875% due 11/01/2004                                      25,875,000
                  BBB-    B1       10,000,000     9.125% due 5/07/2008 (j)                                     8,775,000
                                                                                                          --------------
                                                                                                             190,945,625


Metals &          B-      Caa1     20,000,000   AEI Resources Inc., 11.50% due 12/15/2006 (j)                 17,700,000
Mining--3.3%      BB      Ba2      15,000,000   Great Central Mines Ltd., 8.875% due 4/01/2008                13,500,000
                  CCC+    B3       40,000,000   Kaiser Aluminum & Chemical Corp., 12.75% due 2/01/2003        40,600,000
                  B       B2       20,000,000   Metals USA Inc., 8.625% due 2/15/2008                         18,200,000
                  BB-     B1       25,000,000   Murrin Murrin Holdings Property, 9.375% due 8/31/2007         21,875,000
                  B       B3       20,000,000   Ormet Corporation, 11% due 8/15/2008 (j)                      17,900,000
                  B       B2       30,000,000   P & L Coal Holdings Corp., 9.625% due 5/15/2008               29,025,000
                                                                                                          --------------
                                                                                                             158,800,000


Oil Refineries    BB      Ba2      15,000,000   Eott Energy Partners LP, 11% due 10/01/2009                   15,000,000
- --0.3%


Packaging--0.6%                                 Vicap SA:
                  B+      Ba3       5,000,000     10.25% due 5/15/2002                                         4,618,750
                  B+      Ba3      25,000,000     11.375% due 5/15/2007                                       22,375,000
                                                                                                          --------------
                                                                                                              26,993,750


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


SCHEDULE OF INVESTMENTS (continued)
                 S&P    Moody's      Face                                                                      Value
Industries      Rating   Rating     Amount                  Issue                                            (Note 1a)

Bonds (continued)

Paper & Forest    CCC+    Caa1   $ 21,000,000   APP Financial II Mauritius Ltd., 12% (h)(i)               $   11,287,500
Products--3.5%    CCC+    Caa1     40,000,000   APP International Finance, 11.75% due 10/01/2005              26,899,114
                  B       B2       25,000,000   Ainsworth Lumber Company, 12.50% due 7/15/2007++++            27,687,500
                                                Container Corporation of America:
                  B-      B2       15,420,000     9.75% due 4/01/2003                                         15,824,775
                  B-      B2       13,000,000     11.25% due 5/01/2004                                        13,552,500
                  B       Caa1     60,000,000   Doman Industries Limited, 8.75% due 3/15/2004                 42,750,000
                  CCC+    Caa1     14,500,000   Indah Kiat International Finance, 12.50% due 6/15/2006         9,642,500
                  CCC+    Caa1     10,000,000   Pindo Deli Financial Mauritius, 10.75% due 10/01/2007          5,425,000
                  CCC+    Caa1     32,500,000   Tjiwi Kimia Finance Mauritius, 10% due 8/01/2004              17,956,250
                                                                                                          --------------
                                                                                                             171,025,139


Product                                         Ameriserve Food Distributors:
Distribution--    B-      B3       10,000,000     8.875% due 10/15/2006                                        7,900,000
0.9%              CCC+    Caa1     35,000,000     10.125% due 7/15/2007                                       22,575,000
                  CCC+    Caa1     25,000,000   US Office Products Co., 9.75% due 6/15/2008                   13,812,500
                                                                                                          --------------
                                                                                                              44,287,500


Publishing &      BB-     Ba3       8,500,000   Hollinger International Publishing, Inc., 9.25% due
Printing--0.7%                                  2/01/2006                                                      8,436,250
                  BB-     Ba3       7,250,000   Primedia, Inc., 7.625% due 4/01/2008                           6,815,000
                  BB-     Baa3     20,000,000   World Color Press Inc., 7.75% due 2/15/2009                   18,900,000
                                                                                                          --------------
                                                                                                              34,151,250


Real Estate--     BB-     Ba3      30,000,000   Forest City Enterprises Inc., 8.50% due 3/15/2008             28,650,000
0.6%


Restaurants--     BB      NR*      27,000,000   FM 1993A Corp., 9.75% due 11/01/2003                          27,607,500
0.6%


Steel--5.1%       BB      Ba2      25,000,000   AK Steel Corp., 9.125% due 12/15/2006                         25,000,000
                  NR*     B2       75,000,000   CSN Iron SA, 9.125% due 6/01/2007 (j)                         55,687,500
                  BB-     B1       20,000,000   Hylsa, SA de CV, 9.25% due 9/15/2007 (j)                      15,500,000
                  B-      Caa2     20,000,000   Renco Steel Holdings, 10.875% due 2/01/2005                   16,700,000
                  B       B3       20,000,000   Republic Technology, 13.75% due 7/15/2009 (c)(j)              19,100,000
                  B+      B2       25,000,000   WCI Steel Inc., 10% due 12/01/2004                            24,312,500
                  B-      B3       25,000,000   WHX Corp., 10.50% due 4/15/2005                               23,625,000
                                                Weirton Steel Corp.:
                  B       B2        3,000,000     11.375% due 7/01/2004                                        2,992,500
                  B       B2       23,000,000     10.75% due 6/01/2005                                        22,137,500
                  B+      B2       43,000,000   Wheeling Pittsburgh Corp., 9.25% due 11/15/2007               40,205,000
                                                                                                          --------------
                                                                                                             245,260,000


Supermarkets                                    Pueblo Xtra International Inc.:
- --0.4%            NR*     B3       21,075,000     9.50% due 8/01/2003                                         18,440,625
                  B-      B3        3,000,000     Series C, 9.50% due 8/01/2003                                2,505,000
                                                                                                          --------------
                                                                                                              20,945,625


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


SCHEDULE OF INVESTMENTS (continued)
                 S&P    Moody's      Face                                                                      Value
Industries      Rating   Rating     Amount                  Issue                                            (Note 1a)

Bonds (continued)
Telephony--       B-      Caa1   $  5,500,000   Esprit Telecom Group PLC, 10.875% due 6/15/2008           $    5,582,500
Competitive       B       B2       25,000,000   Intermedia Communications Inc., 8.60% due 6/01/2008           21,562,500
Local Exchange    B       B3        5,000,000   Level 3 Communications Inc., 9.125% due 5/01/2008              4,543,750
Carriers--2.4%    B       B3       43,000,000   Nextlink Communications Inc., 9% due 3/15/2008                40,097,500
                                                RSL Communications PLC:
                  B-      B2       20,000,000     9.125% due 3/01/2008                                        17,200,000
                  B-      B2       50,000,000     10.819% due 3/01/2008 (f)                                   28,500,000
                                                                                                          --------------
                                                                                                             117,486,250


Textiles--0.8%    B       Caa3     25,000,000   Galey & Lord, Inc., 9.125% due 3/01/2008                       6,375,000
                  B       B2       18,750,000   Polymer Group Inc., 8.75% due 3/01/2008                       17,671,875
                                              ++Polysindo International Finance Company BV:
                  D       Caa3      7,500,000     8.719% (l)                                                   1,893,750
                  D       Caa3     45,600,000     11.375% due 6/15/2006                                       11,514,000
                  D       Caa3     14,250,000     9.375% due 7/30/2007                                         3,598,125
                                                                                                          --------------
                                                                                                              41,052,750


Transportation    BB-     NR*      42,000,000   Autopistas del Sol SA, 10.25% due 8/01/2009 (j)               30,870,000
- --5.5%            CCC     Caa1     20,000,000   Cathay International Ltd., 13% due 4/15/2008 (j)              10,300,000
                  BB-     Ba3      25,000,000   Eletson Holdings, Inc., 9.25% due 11/15/2003                  22,625,000
                                                GS Superhighway Holdings:
                  BB      B1       43,000,000     9.875% due 8/15/2004                                        24,241,250
                  BB      B1       49,000,000     10.25% due 8/15/2007                                        25,173,750
                  B+      B1       20,000,000   Gearbulk Holding Ltd., 11.25% due 12/01/2004                  20,350,000
                  NR*     C        40,000,000 ++Hvide Marine, Inc., 8.375% due 2/15/2008                      17,800,000
                  B+      B2       45,000,000   TFM, SA de CV, 12.564% due 6/15/2009 (f)                      24,412,500
                                                Transportacion Maritima Mexicana, SA de CV:
                  BB-     Ba3      23,000,000     9.25% due 5/15/2003                                         16,100,000
                  BB-     Ba3      28,800,000     10% due 11/15/2006                                          19,872,000
                  B-      B2       55,606,000   Transtar Holdings LP, 11.759% due 12/15/2003 (f)              54,215,850
                                                                                                          --------------
                                                                                                             265,960,350


Utilities--4.2%   NR*     NR*      20,000,000   CIA Saneamento Basico, 10% due 7/28/2005 (j)                  14,900,000
                  BB-     Ba2      10,000,000   Empresa Electricidad del Norte, 10.50% due 6/15/2005 (j)       6,262,500
                  B+      B2       70,000,000   Espirito Santo-Escelsa, 10% due 7/15/2007                     51,100,000
                  BB      NR*      37,000,000   Inversora de Electrica, 9% due 9/16/2004 (j)                  23,865,000
                  NR*     NR*      14,884,360   Sunflower Electric Power Corp., 8% due 12/31/2016              9,656,229
                  BB+     Ba2      41,067,600   TransGas de Occidente SA, 9.79% due 11/01/2010 (j)+++         33,993,952
                                                Tucson Electric & Power Co. (h)+++:
                  NR*     NR*      34,947,781     10.21% due 1/01/2009                                        37,598,570
                  NR*     NR*      21,759,590     10.732% due 1/01/2013                                       23,922,275
                                                                                                          --------------
                                                                                                             201,298,526


Waste             BB-     Ba3      25,000,000   Allied Waste North America, 7.625% due 1/01/2006              22,500,000
Management--      NR*     Ca       23,700,000 ++Mid-American Waste Systems, Inc., 12.25% due 2/15/2003           829,500
1.1%              B+      B2       29,000,000   Safety-Kleen Services, 9.25% due 6/01/2008                    29,145,000
                                                                                                          --------------
                                                                                                              52,474,500


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


SCHEDULE OF INVESTMENTS (continued)
                 S&P    Moody's      Face                                                                      Value
Industries      Rating   Rating     Amount                  Issue                                            (Note 1a)

Bonds (concluded)
Wireless          B-      B2     $  8,000,000   Cencall Communications Corporation, 10.125% due
Communications                                  1/15/2004                                                 $    8,040,000
- --Domestic        CCC+    B3       10,000,000   Metrocall Inc., 9.75% due 11/01/2007                           6,050,000
Paging &          B-      B2       25,000,000   Nextel Communications, Inc., 9.75% due 8/15/2004              25,250,000
Cellular--2.3%    CCC+    B3       40,000,000   Nextel Partners Inc., 14% due 2/01/2009 (f)                   23,600,000
                  NR*     NR*      29,000,000   Pagemart Wireless Inc., 11.25% due 2/01/2008 (f)               9,570,000
                                                Paging Network, Inc.:
                  B-      Caa1     15,500,000     10.125% due 8/01/2007                                        4,417,500
                  B-      Caa1     49,500,000     10% due 10/15/2008                                          13,488,750
                  B       B3        3,250,000   Pinnacle Holdings Inc., 10% due 3/15/2008 (f)                  1,868,750
                  NR*     NR*       5,000,000   SBA Communications Corp., 12.308% due 3/01/2008 (f)            2,700,000
                  B-      B3       15,000,000   Western Wireless Corp., 10.50% due 2/01/2007                  15,600,000
                                                                                                          --------------
                                                                                                             110,585,000


Wireless          B       B1       11,000,000   CTI Holdings SA, 11.50% due 4/15/2008 (f)                      5,500,000
Communications--  NR*     B3       10,000,000   ClearNet Communications, 10.044% due 5/01/2009 (f)             6,100,000
International     B       B3       56,472,000   Comunicacion Celular SA, 12.68% due 3/01/2005 (f)(j)          30,071,340
Paging &          CCC+    Caa1     23,500,000   Dolphin Telecom PLC, 14% due 5/15/2009 (f)(j)                  9,752,500
Cellular--3.5%    B-      Caa1     46,000,000   McCaw International Ltd., 13.611% due 4/15/2007 (f)           27,830,000
                  B-      Caa1     90,000,000   Millicom International Cellular, 13.39% due
                                                6/01/2006 (f)                                                 64,800,000
                  B-      Caa1     33,000,000   Nextel International Inc., 12.125% due 4/15/2008 (f)          17,325,000
                  CCC+    Caa1     18,000,000   Telesystem International Wireless Inc., 13.151% due
                                                6/30/2007 (f)                                                  9,270,000
                                                                                                          --------------
                                                                                                             170,648,840


                                                Total Investments in Bonds--90.0%                          4,337,266,500


                                      Shares
                                       Held

Preferred Stocks

Cable--Domestic--0.2%                 104,855   CSC Holdings Inc. (Series A)++++                              11,245,699


Cable--                                21,711   NTL Incorporated (Series B)++++                               23,067,938
International--0.5%


Conglomerates--0.3%                     3,100   Eagle-Picher Industries (Series B)                            14,957,500


Energy--0.2%                           10,000   R&B Falcon Corporation                                         9,525,000
                                                TCR Holdings (Convertible)(h):
                                      465,596     (Class B)                                                       27,936
                                      256,078     (Class C)                                                       14,340
                                      675,114     (Class D)                                                       35,781
                                    1,396,787     (Class E)                                                       87,998
                                                                                                          --------------
                                                                                                               9,691,055


Financial Services--0.6%            1,230,000   California Federal Bank (Series A)                            28,905,000


Product                               288,913   Nebco Evans Holding Co.++++                                   10,762,009
Distribution--0.2%

Publishing &                                    Primedia, Inc.:
Printing--0.8%                        125,000     (Series D)                                                  12,406,250
                                      292,500     (Series H)                                                  26,398,125
                                                                                                          --------------
                                                                                                              38,804,375


Telephony--Competitive                 14,056   Intermedia Communications Inc. (Convertible)++++              12,826,100
Local Exchange
Carriers--0.3%


Utilities--0.1%                         3,362   Crown Castle International Corporation++++                     3,404,025


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


SCHEDULE OF INVESTMENTS (continued)
                                    Shares                                                                     Value
Industries                           Held                   Issue                                            (Note 1a)

Preferred Stocks (concluded)
Wireless                                        Nextel Communications, Inc.++++:
Communications--                       25,291     (Series D)                                              $   26,429,095
Domestic Paging                        18,321     (Series E)                                                  18,000,383
& Cellular--1.1%                        6,838   Rural Cellular Corp. (Series B)++++                            6,991,855
                                                                                                          --------------
                                                                                                              51,421,333


                                                 Total Investments in Preferred Stocks--4.3%                 205,085,034

Common Stocks

Cable--Domestic--0.0%                   2,887 ++CS Wireless Systems, Inc.                                          4,331


Cable--International                   50,000 ++UnitedGlobalCom Inc. (Class A)                                 3,600,000
- --0.1%


Energy--0.2%                          914,710 ++Chi Energy Inc. (Series B)                                    10,519,165


Entertainment--0.5%                 1,184,150 ++On Command Corporation                                        22,387,836


Gaming--0.1%                              985 ++Capital Gaming International Inc.                                     10
                                      732,105 ++JCC Holding Company (Class A)                                  5,948,353
                                                                                                          --------------
                                                                                                               5,948,363


Wireless Communications               170,421 ++Nextel Communications, Inc. (Class A)                         11,562,000
- --Domestic Paging
& Cellular--0.2%

                                                 Total Investments in Common Stocks--1.1%                     54,021,695


Warrants (k)

Cable--Domestic--0.0%                  25,000   People's Choice TV Corp.                                          12,625


Cable--                                45,000   UIH Australia/Pacific                                            180,000
International--0.0%


Computer                                7,000   Splitrock Services Inc.                                          504,000
Services--
Electronics--0.0%


Energy--0.0%                                    Chi Energy Inc.:
                                       74,562     (Series B)                                                     111,843
                                       48,400     (Series C)                                                      72,600
                                                                                                          --------------
                                                                                                                 184,443


Entertainment--0.1%                   385,661   On Command Corporation                                         2,579,108


Gaming--0.0%                          113,386   Trump Castle Funding, Inc.                                             1


Media & Communications--               15,000   Orion Network Systems, Inc.                                      144,375
International--0.0%


Wireless Communications                57,040   Page Mart Inc.                                                   149,730
- --Domestic Paging &                    50,338   Wireless One Inc.                                                    503
Cellular--0.0%                                                                                            --------------
                                                                                                                 150,233

Wireless Communications                53,472   Comunicacion Celular SA (j)                                       16,710
- --International
Paging & Cellular
- --0.0%

                                                Total Investments in Warrants--0.1%                            3,771,495


                                                Total Long-Term Investments
                                                (Cost $5,706,564,158)--95.5%                               4,600,144,724


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


SCHEDULE OF INVESTMENTS (concluded)
                                     Face                                                                      Value
                                    Amount                  Issue                                            (Note 1a)

Short-Term Securities
Commercial Paper***              $ 35,842,000   Associates First Capital Corp., 5.63% due
- --1.8%                                          10/01/1999                                                $   35,842,000
                                   39,000,000   CIT Group Holdings, Inc. (The), 5.61% due
                                                10/01/1999                                                    39,000,000
                                   12,000,000   CSW Credit Inc., 5.28% due 10/13/1999                         11,978,880
                                                                                                          --------------
                                                                                                              86,820,880


US Government Agency                9,577,000   Federal Home Loan Mortgage Corporation, 5.23% due
Obligations***--0.2%                            11/15/1999                                                     9,514,390


                                                Total Investments in Short-Term Securities
                                                (Cost--$96,335,270)--2.0%                                     96,335,270


Total Investments (Cost--$5,802,899,428)--97.5%                                                            4,696,479,994

Other Assets Less Liabilities--2.5%                                                                          122,751,483
                                                                                                          --------------
Net Assets--100.0%                                                                                        $4,819,231,477
                                                                                                          ==============



   *Not Rated.
  **Industry classifications for convertible bonds are: (1) Health
    Services; (2) Transportation Services.
 ***Commercial Paper and certain US Government Agency Obligations are traded on a discount basis; the interest rates shown reflect the discount rates paid at the time of purchase by the Portfolio.
  ++Non-income producing security.
++++Represents a pay-in-kind security which may pay
    interest/dividends in additional face/shares.
 +++Subject to principal paydowns.
 (a)Floating rate note.
 (b)Each $1,000 face amount contains one warrant of Australis Media
    Ltd.
 (c)Each $1,000 face amount contains one warrant of Republic
    Technology.
 (d)Each $1,000 face amount contains one warrant of United
    International Holdings, Inc.
 (e)Represents a step bond. Coupon payments are paid-in-kind, in which the Portfolio receives additional face amount at an annual rate of 1.75% until May 15, 2000. Subsequently, the Portfolio will receive cash coupon payments at an annual rate of 15.75% until maturity.
 (f)Represents a zero coupon or step bond; the interest rate shown is the effective yield at the time of purchase by the Portfolio.
 (g)Represents an obligation by Jazz Casino Co. LLC to pay a semi-annual amount to the Portfolio through 11/15/2009. The payments are based upon varying interest rates and the amounts, which may be paid-in-kind, are contingent upon the earnings before income taxes, depreciation and amortization of Jazz Casino Co. LLC on a fiscal year basis.
 (h)Restricted securities as to resale. The value of the Portfolio's investment in restricted securities was approximately $109,154,000, representing 2.3% of net assets.

                                       Acquisition                           Value
    Issue                                Date(s)               Cost        (Note 1a)
    APP Financial II Mauritius
      Ltd., 12%                     4/24/1998-5/01/1998    $ 18,425,000   $ 11,287,500
    TCR Holdings
      (Convertible Preferred):
         (Class B)                       12/10/1998              27,936         27,936
         (Class C)                       12/10/1998              14,340         14,340
         (Class D)                       12/10/1998              35,781         35,781
         (Class E)                       12/10/1998              87,998         87,998
    TransAmerican Refining
      Corporation, 13% due 12/15/2002    12/09/1997          35,640,000     36,180,000
    Tucson Electric & Power Co.:
      10.21% due 1/01/2009          7/27/1993-4/15/1998      33,168,609     37,598,571
      10.732% due 1/01/2013         7/16/1993-10/06/1998     20,606,895     23,922,275

    Total                                                  $108,006,559   $109,154,401
                                                           ============   ============



 (i)The security is a perpetual bond and has no definite maturity date.
 (j)The security may be offered and sold to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933.
 (k)Warrants entitle the Portfolio to purchase a predetermined number of shares of common stock and are non-income producing. The purchase price and number of shares are subject to adjustment under certain conditions until the expiration date.
 (l)Maturity of this security is pending as a result of bankruptcy proceedings.
    Ratings of issues shown have not been audited by Deloitte & Touche
    LLP.

    See Notes to Financial Statements.


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


FINANCIAL INFORMATION

Statement of Assets and Liabilities as of September 30, 1999
Assets:             Investments, at value (identified cost--$5,802,899,428) (Note 1a)                     $4,696,479,994
                    Cash                                                                                       2,810,030
                    Receivables:
                      Interest                                                           $  110,488,152
                      Securities sold                                                        96,660,211
                      Capital shares sold                                                     1,464,467
                      Dividends                                                               1,457,935      210,070,765
                                                                                         --------------
                    Prepaid registration fees and other assets (Note 1e)                                          96,453
                                                                                                          --------------
                    Total assets                                                                           4,909,457,242
                                                                                                          --------------


Liabilities:        Payables:
                      Securities purchased                                                   50,008,171
                      Capital shares redeemed                                                18,369,660
                      Dividends to shareholders (Note 1f)                                    17,702,272
                      Distributor (Note 2)                                                    2,408,446
                      Investment adviser (Note 2)                                               219,008       88,707,557
                                                                                         --------------
                    Accrued expenses and other liabilities                                                     1,518,208

                    Total liabilities                                                                         90,225,765
                                                                                                          --------------


Net Assets:         Net assets                                                                            $4,819,231,477
                                                                                                          ==============


Net Assets          Class A Common Stock, $.10 par value, 500,000,000 shares
Consist of:         authorized                                                                            $   12,260,751
                    Class B Common Stock, $.10 par value 1,500,000,000 shares
                    authorized                                                                                49,918,636
                    Class C Common Stock, $.10 par value 200,000,000 shares
                    authorized                                                                                 5,482,599
                    Class D Common Stock, $.10 par value 500,000,000 shares
                    authorized                                                                                 5,451,207
                    Paid-in capital in excess of par                                                       5,978,729,598
                    Accumulated distributions in excess of realized capital gains on
                    investments--net (Note 1f)                                                              (126,191,880)
                    Unrealized depreciation on investments--net                                           (1,106,419,434)
                                                                                                          --------------
                    Net assets                                                                            $4,819,231,477
                                                                                                          ==============

Net Asset           Class A--Based on $807,942,434 and 122,607,507 shares
Value:                       outstanding                                                                  $         6.59
                                                                                                          ==============
                    Class B--Based on $3,290,248,351 and 499,186,363 shares
                             outstanding                                                                  $         6.59
                                                                                                          ==============
                    Class C--Based on $361,605,709 and 54,825,988 shares
                             outstanding                                                                  $         6.60
                                                                                                          ==============
                    Class D--Based on $359,434,983 and 54,512,073 shares
                             outstanding                                                                  $         6.59
                                                                                                          ==============


                    See Notes to Financial Statements.


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


FINANCIAL INFORMATION (continued)

Statement of Operations for the Year Ended September 30, 1999
Investment          Interest and discount earned                                                          $  597,657,872
Income              Dividends                                                                                 22,522,943
(Note 1d):          Other                                                                                      4,524,491
                                                                                                          --------------
                    Total income                                                                             624,705,306
                                                                                                          --------------

Expenses:           Account maintenance and distribution fees--Class B (Note 2)          $   29,698,456
                    Investment advisory fees (Note 2)                                        23,406,691
                    Transfer agent fees--Class B (Note 2)                                     3,761,597
                    Account maintenance and distribution fees--Class C (Note 2)               3,675,150
                    Account maintenance fees--Class D (Note 2)                                1,003,128
                    Transfer agent fees--Class A (Note 2)                                       724,828
                    Transfer agent fees--Class C (Note 2)                                       454,023
                    Accounting services (Note 2)                                                422,772
                    Transfer agent fees--Class D (Note 2)                                       325,146
                    Printing and shareholder reports                                            290,093
                    Professional fees                                                           277,753
                    Custodian fees                                                              156,557
                    Registration fees (Note 1e)                                                  91,244
                    Directors' fees and expenses                                                 27,738
                    Pricing fees                                                                 25,205
                    Other                                                                        78,753
                                                                                         --------------
                    Total expenses                                                                            64,419,134
                                                                                                          --------------
                    Investment income--net                                                                   560,286,172
                                                                                                          --------------

Realized &          Realized loss on investments--net                                                       (120,681,720)
Unrealized          Change in unrealized depreciation on investments--net                                   (112,214,466)
Loss on                                                                                                   --------------
Investments--Net    Net Increase in Net Assets Resulting from Operations                                  $  327,389,986
(Notes 1b, 1d &3):                                                                                        ==============

                    See Notes to Financial Statements.


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


FINANCIAL INFORMATION (continued)

Statements of Changes in Net Assets
                                                                                               For the Year Ended
                                                                                                 September 30,
Increase (Decrease) in Net Assets:                                                            1999             1998
Operations:         Investment income--net                                               $  560,286,172   $  684,885,587
                    Realized gain (loss) on investments--net                               (120,681,720)     157,220,808
                    Change in unrealized appreciation/depreciation on
                    investments--net                                                       (112,214,466)  (1,302,774,162)
                                                                                         --------------   --------------
                    Net increase (decrease) in net assets resulting from operations         327,389,986     (460,667,767)
                                                                                         --------------   --------------

Dividends &         Investment income--net:
Distributions to      Class A                                                               (92,923,653)    (100,823,273)
Shareholders          Class B                                                              (382,415,655)    (477,061,317)
(Note 1f):            Class C                                                               (44,201,661)     (58,977,217)
                      Class D                                                               (40,745,203)     (48,023,780)
                    Realized gains on investments--net:
                      Class A                                                                  (670,291)      (6,089,227)
                      Class B                                                                (3,070,864)     (32,962,441)
                      Class C                                                                  (367,912)      (4,011,904)
                      Class D                                                                  (299,510)      (3,027,610)
                    In excess of realized gain on investments--net:
                      Class A                                                               (18,923,916)              --
                      Class B                                                               (86,697,810)              --
                      Class C                                                               (10,387,035)              --
                      Class D                                                                (8,455,881)              --
                                                                                         --------------   --------------
                    Net decrease in net assets resulting from dividends and
                    distributions to shareholders                                          (689,159,391)    (730,976,769)
                                                                                         --------------   --------------

Capital Share       Net decrease in net assets derived from capital share
Transactions        transactions                                                         (1,191,917,429)    (111,186,550)
(Note 4):                                                                                --------------   --------------

Net Assets:         Total decrease in net assets                                         (1,553,686,834)  (1,302,831,086)
                    Beginning of year                                                     6,372,918,311    7,675,749,397
                                                                                         --------------   --------------
                    End of year                                                          $4,819,231,477   $6,372,918,311
                                                                                         ==============   ==============

                    See Notes to Financial Statements.


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


FINANCIAL INFORMATION (continued)

Financial Highlights
The following per share data and ratios have been derived from
information provided in the financial statements.                                    Class A
                                                                         For the Year Ended September 30,
Increase (Decrease) in Net Asset Value:                         1999        1998       1997++       1996++       1995
Per Share           Net asset value, beginning of year       $     7.05  $     8.29  $     7.93  $     7.80   $     7.66
Operating                                                    ----------  ----------  ----------  ----------   ----------
Performance:        Investment income--net                          .72         .75         .74         .75          .81
                    Realized and unrealized gain
                    (loss) on investments--net                     (.31)      (1.19)        .36         .14          .14
                                                             ----------  ----------  ----------  ----------   ----------
                    Total from investment operations                .41        (.44)       1.10         .89          .95
                                                             ----------  ----------  ----------  ----------   ----------
                    Less dividends and distributions:
                      Investment income--net                       (.72)       (.75)       (.74)       (.76)        (.81)
                      In excess of investment
                      income--net                                    --          --          --          --+++        --
                      Realized gain on investments--net            (.01)       (.05)         --          --           --
                      In excess of realized gain on
                      investments--net                             (.14)         --          --          --           --
                                                             ----------  ----------  ----------  ----------   ----------
                    Total dividends and distributions              (.87)       (.80)       (.74)       (.76)        (.81)
                                                             ----------  ----------  ----------  ----------   ----------
                    Net asset value, end of year             $     6.59  $     7.05  $     8.29  $     7.93   $     7.80
                                                             ==========  ==========  ==========  ==========   ==========

Total Investment    Based on net asset value per share            5.90%      (5.98%)     14.58%      11.95%       13.27%
Return:*                                                     ==========  ==========  ==========  ==========   ==========

Ratios to Average   Expenses                                       .51%        .49%        .51%        .51%         .55%
Net Assets:                                                  ==========  ==========  ==========  ==========   ==========
                    Investment income--net                       10.40%       9.40%       9.23%       9.57%       10.70%
                                                             ==========  ==========  ==========  ==========   ==========

Supplemental        Net assets, end of year (in
Data:               thousands)                               $  807,942  $  922,820  $1,044,799  $  947,479   $  902,321
                                                             ==========  ==========  ==========  ==========   ==========
                    Portfolio turnover                           19.74%      41.97%      38.58%      32.44%       24.58%
                                                             ==========  ==========  ==========  ==========   ==========


                   *Total investment returns exclude the effects of sales charges.
                  ++Based on average shares outstanding.
                 +++Amount is less than $.01 per share.

                    See Notes to Financial Statements.


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


FINANCIAL INFORMATION (continued)

Financial Highlights (continued)
The following per share data and ratios have been derived from
information provided in the financial statements.                                     Class B
                                                                          For the Year Ended September 30,
Increase (Decrease) in Net Asset Value:                          1999        1998      1997++       1996++       1995
Per Share           Net asset value, beginning of year       $     7.05  $     8.30  $     7.93  $     7.80   $     7.66
Operating                                                    ----------  ----------  ----------  ----------   ----------
Performance:        Investment income--net                          .67         .69         .68         .69          .75
                    Realized and unrealized gain (loss)
                    on investments--net                            (.31)      (1.20)        .37         .15          .14
                                                             ----------  ----------  ----------  ----------   ----------
                    Total from investment operations                .36        (.51)       1.05         .84          .89
                                                             ----------  ----------  ----------  ----------   ----------
                    Less dividends and distributions:
                      Investment income--net                       (.67)       (.69)       (.68)       (.71)        (.75)
                      In excess of investment income--net            --          --          --          --+++        --
                      Realized gain on investments--net            (.01)       (.05)         --          --           --
                      In excess of realized gain on
                      investments--net                             (.14)         --          --          --           --
                                                             ----------  ----------  ----------  ----------   ----------
                    Total dividends and distributions              (.82)       (.74)       (.68)       (.71)        (.75)
                                                             ----------  ----------  ----------  ----------   ----------
                    Net asset value, end of year             $     6.59  $     7.05  $     8.30  $     7.93   $     7.80
                                                             ==========  ==========  ==========  ==========   ==========

Total Investment    Based on net asset value per share            5.10%      (6.80%)     13.86%      11.11%       12.41%
Return:*                                                     ==========  ==========  ==========  ==========   ==========

Ratios to Average   Expenses                                      1.28%       1.25%       1.27%       1.28%        1.32%
Net Assets:                                                  ==========  ==========  ==========  ==========   ==========
                    Investment income--net                        9.66%       8.63%       8.46%       8.80%        9.81%
                                                             ==========  ==========  ==========  ==========   ==========

Supplemental        Net assets, end of year (in
Data:               thousands)                               $3,290,248  $4,469,452  $5,495,488  $4,250,539   $3,220,767
                                                             ==========  ==========  ==========  ==========   ==========
                    Portfolio turnover                           19.74%      41.97%      38.58%      32.44%       24.58%
                                                             ==========  ==========  ==========  ==========   ==========


                   *Total investment returns exclude the effects of sales charges.
                  ++Based on average shares outstanding.
                 +++Amount is less than $.01 per share.

                    See Notes to Financial Statements.


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


FINANCIAL INFORMATION (continued)

Financial Highlights (continued)
                                                                                      Class C
The following per share data and ratios have been derived from                                               For the Period
information provided in the financial statements.                                                          Oct. 21, 1994++++
                                                                     For the Year Ended September 30,         to Sept. 30,
Increase (Decrease) in Net Asset Value:                          1999        1998      1997++       1996++        1995
Per Share           Net asset value, beginning of period     $     7.06  $     8.30  $     7.94  $     7.81   $     7.59
Operating                                                    ----------  ----------  ----------  ----------   ----------
Performance:        Investment income--net                          .66         .69         .68         .68          .71
                    Realized and unrealized gain (loss)
                    on investments--net                            (.31)      (1.19)        .36         .15          .22
                                                             ----------  ----------  ----------  ----------   ----------
                    Total from investment operations                .35        (.50)       1.04         .83          .93
                                                             ----------  ----------  ----------  ----------   ----------
                    Less dividends and distributions:
                      Investment income--net                       (.66)       (.69)       (.68)       (.70)        (.71)
                      In excess of investment income--net            --          --          --          --+++++      --
                      Realized gain on investments--net            (.01)       (.05)         --          --           --
                      In excess of realized gain on
                      investments--net                             (.14)         --          --          --           --
                                                             ----------  ----------  ----------  ----------   ----------
                    Total dividends and distributions              (.81)       (.74)       (.68)       (.70)        (.71)
                                                             ----------  ----------  ----------  ----------   ----------
                    Net asset value, end of period           $     6.60  $     7.06  $     8.30  $     7.94   $     7.81
                                                             ==========  ==========  ==========  ==========   ==========

Total Investment    Based on net asset value per share            5.06%      (6.72%)     13.66%      11.05%       12.92%+++
Return:**                                                    ==========  ==========  ==========  ==========   ==========

Ratios to Average   Expenses                                      1.33%       1.31%       1.32%       1.33%        1.38%*
Net Assets:                                                  ==========  ==========  ==========  ==========   ==========
                    Investment income--net                        9.62%       8.58%       8.39%       8.73%        9.06%*
                                                             ==========  ==========  ==========  ==========   ==========

Supplemental        Net assets, end of period
Data:               (in thousands)                           $  361,606  $  550,482  $  638,626  $  362,518   $  135,019
                                                             ==========  ==========  ==========  ==========   ==========
                    Portfolio turnover                           19.74%      41.97%      38.58%      32.44%       24.58%
                                                             ==========  ==========  ==========  ==========   ==========


                   *Annualized.
                  **Total investment returns exclude the effects of sales charges.
                  ++Based on average shares outstanding.
                ++++Commencement of operations.
                 +++Aggregate total investment return.
               +++++Amount is less than $.01 per share.

                    See Notes to Financial Statements.



Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


FINANCIAL INFORMATION (concluded)


Financial Highlights (concluded)
                                                                                      Class D
The following per share data and ratios have been derived from                                              For the Period
information provided in the financial statements.                                                         Oct. 21, 1994++++
                                                                     For the Year Ended September 30,        to Sept. 30,
Increase (Decrease) in Net Asset Value:                          1999        1998      1997++       1996++       1995
Per Share           Net asset value, beginning of period     $     7.05   $    8.30  $     7.94  $     7.80   $     7.59
Operating                                                    ----------  ----------  ----------  ----------   ----------
Performance:        Investment income--net                          .70         .73         .72         .72          .75
                    Realized and unrealized gain (loss)
                    on investments--net                            (.31)      (1.20)        .36         .16          .21
                                                             ----------  ----------  ----------  ----------   ----------
                    Total from investment operations                .39        (.47)       1.08         .88          .96
                                                             ----------  ----------  ----------  ----------   ----------
                    Less dividends and distributions:
                      Investment income--net                       (.70)       (.73)       (.72)       (.74)        (.75)
                      In excess of investment income--net            --          --          --          --+++++      --
                      Realized gain on investments--net            (.01)       (.05)         --          --           --
                      In excess of realized gain on
                      investments--net                             (.14)         --          --          --           --
                                                             ----------  ----------  ----------  ----------   ----------
                    Total dividends and distributions              (.85)       (.78)       (.72)       (.74)        (.75)
                                                             ----------  ----------  ----------  ----------   ----------
                    Net asset value, end of period           $     6.59  $     7.05  $     8.30  $     7.94   $     7.80
                                                             ==========  ==========  ==========  ==========   ==========

Total Investment    Based on net asset value per share            5.64%      (6.32%)     14.29%      11.82%       13.37%+++
Return:**                                                    ==========  ==========  ==========  ==========   ==========

Ratios to Average   Expenses                                       .76%        .74%        .76%        .76%         .81%*
Net Assets:                                                  ==========  ==========  ==========  ==========   ==========
                    Investment income--net                       10.15%       9.14%       8.95%       9.30%        9.70%*
                                                             ==========  ==========  ==========  ==========   ==========

Supplemental        Net assets, end of period
Data:               (in thousands)                           $  359,435  $  430,164  $  496,836  $  267,687   $  102,676
                                                             ==========  ==========  ==========  ==========   ==========
                    Portfolio turnover                           19.74%      41.97%      38.58%      32.44%       24.58%
                                                             ==========  ==========  ==========  ==========   ==========


                   *Annualized.
                  **Total investment returns exclude the effects of sales charges.
                  ++Based on average shares outstanding.
                ++++Commencement of operations.
                 +++Aggregate total investment return.
               +++++Amount is less than $.01 per share.

                    See Notes to Financial Statements.


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:
High Income Portfolio (the "Portfolio") is one of three portfolios in Merrill Lynch Corporate Bond Fund, Inc. (the "Fund") which is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The Portfolio's financial statements are prepared in accordance with generally accepted accounting principles, which may require the use of management accruals and estimates. The Portfolio has offered four classes of shares under the Merrill Lynch Select Pricing SM System. Since March 24, 1998, shares of the Portfolio have no longer been available for purchase (or exchange), except under the following circumstances: shareholders of the Portfolio may continue to elect to have dividends and distributions paid on shares of the Portfolio reinvested in additional shares of the Portfolio; certain participants in employer-sponsored retirement or savings plans, including eligible 401(k) plans, will continue to be permitted to purchase shares of the Portfolio through such plans; and shares of the Portfolio will continue to be available for purchase by participants in certain fee-based programs, such as the Mutual Fund Advisor program administered by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of Merrill Lynch & Co. ("ML & Co."). In addition, shares of the Portfolio will continue to be available for purchase in single transactions over $1,000,000. Shares of Class A and Class D are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class B, Class C and Class D Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. The following is a summary of significant accounting policies followed by the Portfolio.

(a) Valuation of investments--Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued, or lacking any sales, at the mean between closing bid and asked prices. Securities traded in the over-the-counter market are valued at the mean of the most recent bid and ask prices as obtained from one or more dealers that make markets in the securities. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market, and it is expected that for debt securities this ordinarily will be the over-the-counter market. Short-term securities are valued at amortized cost, which approximates market value.

Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Financial futures contracts and options thereon, which are traded on exchanges, are valued at their closing price at the close of such exchanges. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund, including valuations furnished by a pricing service retained by the Fund which may use a matrix system for valuations.

(b) Derivative financial instruments--The Portfolio may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the equity, debt and currency markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

* Financial futures contracts--The Portfolio may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Portfolio deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.



Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999



NOTES TO FINANCIAL STATEMENTS (continued)

* Options--The Portfolio is authorized to purchase and write call and put options. When the Portfolio writes an option, an amount equal to the premium received by the Portfolio is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written.

When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Portfolio enters into a closing transaction), the Portfolio realizes a gain or loss on the option to the extent of the premiums received or paid (or loss or gain to the extent the cost of the closing transaction exceeds the premium paid or received).

Written and purchased options are non-income producing investments.

(c) Income taxes--It is the Portfolio's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Dividend income is recorded on the ex-dividend dates. Interest income (including amortization of discount) is recognized on the accrual basis. Realized gains and losses on security transactions are determined on the identified cost basis.

(e) Prepaid registration fees--Prepaid registration fees are charged to expense as the related shares are issued.

(f) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates. Distributions in excess of net investment income and realized capital gains are due primarily to differing tax treatments for post-October losses.

(g) Reclassification--Generally accepted accounting principles require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. Accordingly, current year's permanent book/tax differences of $1,727,238 have been reclassified between accumulated distributions in excess of net realized capital gains and accumulated distributions in excess of net investment income. These reclassifications have no effect on net assets or net asset values per share.

2. Investment Advisory Agreement and
Transactions with Affiliates:
The Fund has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of ML & Co., which is the limited partner. The Fund has also entered into a Distribution Agreement and Distribution Plans with Merrill Lynch Funds Distributor ("MLFD" or the "Distributor"), a division of Princeton Funds Distributor, Inc. ("PFD"), which is a wholly-owned subsidiary of Merrill Lynch Group, Inc.

FAM is responsible for the management of the Fund's Portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Fund. For such services, the Fund pays a monthly fee with respect to the Portfolio based upon the aggregate average daily value of the Fund's net assets at the following annual rates: .55% of the Fund's average daily net assets not exceeding $250 million; .50% of average daily net assets in excess of $250 million but not exceeding $500 million;
 .45% of average daily net assets in excess of $500 million but not exceeding $750 million; and .40% of average daily net assets in excess of $750 million. For the year ended September 30, 1999, the aggregate average daily net assets of the Fund's three Portfolio's was approximately $7,730,587,000.

Pursuant to the Distribution Plans adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares of the Portfolio as follows:


                                     Account      Distribution
                                 Maintenance Fee       Fee

Class B                                .25%           .50%
Class C                                .25%           .55%
Class D                                .25%            --


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


Pursuant to a sub-agreement with the Distributor, MLPF&S, a subsidiary of ML & Co., also provides account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class B, Class C and Class D shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.

For the year ended September 30, 1999, MLFD earned underwriting discounts and direct commissions and MLPF&S earned dealer concessions on sales of the Portfolio's Class A and Class D Shares as follows:


                                       MLFD        MLPF&S

Class A                              $14,365      $130,522
Class D                              $10,195      $ 89,060


For the year ended September 30, 1999, MLPF&S received contingent deferred sales charges of $8,576,134 and $83,009 relating to transactions in Class B and Class C Shares of the Portfolio, respectively, and front-end sales charge waivers of $32,999 relating to transactions in Class A Shares.

Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

During the year ended September 30, 1999, the Portfolio paid Merrill Lynch Security Pricing Service, an affiliate of MLPF&S, $7,572 for security price quotations to compute the net asset value of the Portfolio.

Accounting services are provided to the Fund by FAM at cost.

Certain officers and/or directors of the Fund are officers and/or directors of FAM, PSI, MLFD, FDS, and/or ML & Co.


3. Investments:
Purchases and sales of investments, excluding short-term securities, for the year ended September 30, 1999 were $1,078,090,009 and $2,420,499,776, respectively.

Net realized gains (losses) for the year ended September 30, 1999 and net unrealized losses as of September 30, 1999 were as follows:


                              Realized          Unrealized
                            Gains (Losses)        Losses

Long-term investments       $(120,683,389)   $(1,106,419,434)
Short-term investments              1,669                 --
                            -------------    ---------------
Total                       $(120,681,720)   $(1,106,419,434)
                            =============    ===============


As of September 30, 1999, net unrealized depreciation for Federal income tax purposes aggregated $1,114,970,992, of which $68,285,615 related to appreciated securities and $1,183,256,607 related to depreciated securities. The aggregate cost of investments at September 30, 1999 for Federal income tax purposes was $5,811,450,986.

4. Capital Share Transactions:
Net decrease in net assets derived from capital share transactions was $1,191,917,429 and $111,186,550 for the years ended September
30, 1999 and September 30, 1998, respectively.

Transactions in capital shares for each class were as follows:


Class A Shares for the Year Ended                         Dollar
September 30, 1999                      Shares            Amount

Shares sold                           37,334,447     $  261,220,060
Shares issued to shareholders
in reinvestment of dividends
and distributions                      6,117,372         42,353,924
                                   -------------     --------------
Total issued                          43,451,819        303,573,984
Shares redeemed                      (51,766,039)      (360,396,170)
                                   -------------     --------------
Net decrease                          (8,314,220)    $  (56,822,186)
                                   =============     ==============


Class A Shares for the Year Ended                         Dollar
September 30, 1998                      Shares            Amount

Shares sold                           37,248,132     $  300,632,499
Shares issued to shareholders
in reinvestment of dividends
and distributions                      4,991,792         39,932,897
                                   -------------     --------------
Total issued                          42,239,924        340,565,396
Shares redeemed                      (37,279,139)      (293,764,069)
                                   -------------     --------------
Net increase                           4,960,785     $   46,801,327
                                   =============     ==============


Class B Shares for the Year                               Dollar
Ended September 30, 1999                Shares            Amount

Shares sold                           35,328,168     $  246,251,760
Shares issued to shareholders
in reinvestment of dividends
and distributions                     30,984,036        214,651,143
                                   -------------     --------------
Total issued                          66,312,204        460,902,903
Automatic conversion of
shares                                (4,819,675)       (33,308,103)
Shares redeemed                     (196,217,737)    (1,357,326,809)
                                   -------------     --------------
Net decrease                        (134,725,208)    $ (929,732,009)
                                   =============     ==============



Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


NOTES TO FINANCIAL STATEMENTS (concluded)

Class B Shares for the Year                              Dollar
Ended September 30, 1998                Shares           Amount

Shares sold                          105,658,317     $  861,469,852
Shares issued to shareholders
in reinvestment of dividends
and distributions                     26,492,259        212,040,844
                                   -------------     --------------
Total issued                         132,150,576      1,073,510,696
Automatic conversion of
shares                                (2,243,101)       (18,085,780)
Shares redeemed                     (158,335,084)    (1,243,554,133)
                                   -------------     --------------
Net decrease                         (28,427,609)    $ (188,129,217)
                                   =============     ==============


Class C Shares for the Year                               Dollar
Ended September 30, 1999                Shares            Amount

Shares sold                            4,456,378     $   31,228,663
Shares issued to shareholders
in reinvestment of dividends
and distributions                      4,393,975         30,452,417
                                   -------------     --------------
Total issued                           8,850,353         61,681,080
Shares redeemed                      (32,048,468)      (222,320,613)
                                   -------------     --------------
Net decrease                         (23,198,115)    $ (160,639,533)
                                   =============     ==============


Class C Shares for the Year                               Dollar
Ended September 30, 1998                Shares            Amount

Shares sold                           24,007,667     $  196,182,886
Shares issued to shareholders
in reinvestment of dividends
and distributions                      4,036,571         32,326,933
                                   -------------     --------------
Total issued                          28,044,238        228,509,819
Shares redeemed                      (26,939,585)      (212,824,675)
                                   -------------     --------------
Net increase                           1,104,653     $   15,685,144
                                   =============     ==============


Class D Shares for the Year                               Dollar
Ended September 30, 1999                Shares            Amount

Shares sold                            7,998,021     $   55,581,473
Automatic conversion of
shares                                 4,815,996         33,308,103
Shares issued to shareholders
in reinvestment of dividends
and distributions                      3,676,672         25,476,676
                                   -------------     --------------
Total issued                          16,490,689        114,366,252
Shares redeemed                      (22,965,985)      (159,089,953)
                                   -------------     --------------
Net decrease                          (6,475,296)    $  (44,723,701)
                                   =============     ==============


Class D Shares for the Year                               Dollar
Ended September 30, 1998                Shares            Amount

Shares sold                           17,388,402     $  141,752,082
Automatic conversion of
shares                                 2,241,712         18,085,780
Shares issued to shareholders
in reinvestment of dividends
and distributions                      3,165,204         25,339,375
                                   -------------     --------------
Total issued                          22,795,318        185,177,237
Shares redeemed                      (21,664,714)      (170,721,041)
                                   -------------     --------------
Net increase                           1,130,604     $   14,456,196
                                   =============     ==============



5. Capital Loss Carryforward:
At September 30, 1999, the Portfolio had a net capital loss carryforward of approximately $74,969,000, all of which expires in 2007. This amount will be available to offset like amounts of any future taxable gains.



Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999


INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders,
Merrill Lynch Corporate Bond Fund, Inc.:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of the High Income Portfolio of Merrill Lynch Corporate Bond Fund, Inc. as of September 30, 1999, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at September 30, 1999 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of the High Income Portfolio of Merrill Lynch Corporate Bond Fund, Inc. as of September 30, 1999, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Princeton, New Jersey
November 16, 1999



IMPORTANT TAX INFORMATION (unaudited)

Of the ordinary income distributions paid monthly by High Income Portfolio of Merrill Lynch Corporate Bond Fund, Inc. during the fiscal year ended September 30, 1999, 3.80% qualifies for the dividends received deduction for corporations. Additionally, the Fund paid a long-term capital gains distribution of $.115813 per share to shareholders of record on December 22, 1998. All of this distribution is subject to the 20% tax rate.

Please retain this information for your records.


Merrill Lynch Corporate Bond Fund, Inc., High Income Portfolio
September 30, 1999



OFFICERS AND DIRECTORS

Terry K. Glenn, President and Director
Ronald W. Forbes, Director
Cynthia A. Montgomery, Director
Charles C. Reilly, Director
Kevin A. Ryan, Director
Richard R. West, Director
Arthur Zeikel, Director
Christopher G. Ayoub, Senior Vice President
Vincent T. Lathbury III, Senior Vice President
Joseph T. Monagle Jr., Senior Vice President
Donald C. Burke, Vice President and Treasurer
Ira P. Shapiro, Secretary

Custodian
State Street Bank and Trust Company
P.O. Box 351
Boston, MA 02101

Transfer Agent
Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
(800) 637-3863



INVESTMENT GRADE
PORTFOLIO &
INTERMEDIATE
TERM PORTFOLIO

Merrill Lynch
Corporate Bond Fund, Inc.





FUND LOGO




Annual Report

September 30, 1999




This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.



Merrill Lynch
Corporate Bond Fund, Inc.
Box 9011
Princeton, NJ
08543-9011


Printed on post-consumer recycled paper



Investment Grade Portfolio & Intermediate Term Portfolio


TO OUR SHAREHOLDERS

During the three-month period ended September 30, 1999, the fixed-income markets remained very volatile as interest rates continued to trend higher. For example, the yield on the Treasury's 30-year bond ranged from 5.85% to 6.28%. Investor expectations that the Federal Reserve Board would move to tighten monetary policy in the face of strong economic growth around the world led to the rise in Treasury yields. First quarter US gross domestic product (GDP) gained a stronger-than-expected 4.3%, spurred on by consumer spending, which jumped 6.7%. Although final reports showed that second quarter GDP grew at a lower 1.6%, much of the decline could be attributed to inventory reductions and therefore led many investors to believe that economic activity would rise in the second half of 1999. Consumers continued to benefit from low unemployment rates and the wealth effect generated from a strong stock market, although some gains were surrendered recently. Overseas, Asian countries at the heart of the crises in 1998 showed the beginnings of economic recovery.

This global recovery led to fears of a rekindling of inflation. Commodities, such as copper, plywood and other building materials, gained in price. More importantly, the price of oil surged, spurred on mainly by an agreement by the Organization of Petroleum Exporting Countries to limit production, but also on expectations of increased demand by recovering economies. Wage inflation continued to be of concern given the low level of unemployment. However, inflation, as measured by both the producer price index and consumer price index, remains well within acceptable levels, with productivity measurements still extremely favorable. Beyond the gain in interest rates, the market environment was influenced by a "flight from quality." This is in stark contrast to the "flight-to-quality" trades we saw in the third quarter of last year. Credit spreads have been expanding steadily since early May, in part a result of the large increase in corporate debt issuance during this period. However, we believe that the rising spreads offer investors a unique opportunity to benefit on a long-term investment horizon from the current market inefficiencies that have been priced into current yields.

Chairman Alan Greenspan's comments that the Federal Reserve Board needed to be preemptive with monetary policy and its use as a tool against inflation reinforced investor concerns. Investors consistently priced in expectations that the Federal Reserve Board would seek to recapture the 75 basis point (0.75%) easing experienced during the liquidity crisis of 1998. Investor expectations were validated as the Federal Reserve Board pushed short-term interest rates higher by 50 basis points during the September quarter. This was followed by a move to a tightening bias at the early October Federal Open Market Committee meeting, which suggests that another 25 basis point hike by year-end is still possible.

Although the economy has exhibited some signs of moderating, the effect of low unemployment levels has recently begun to translate into higher employment cost pressures. In July and August, average hourly earnings rose, while second quarter unit labor cost (up 4.5%) and the employment cost index (up 1.1%) both exceeded investor expectations. This, combined with Greenspan's cautionary message during his Humphrey-Hawkins testimony as well as Year 2000 (Y2K) liquidity issues, produced higher interest rates.

On the corporate bond front, underwriting activity increased significantly since mid-year as issuers sought to get funding programs in before the final quarter of 1999. As a result, corporate yield spreads exhibited widening across all sectors, although dollar-denominated foreign issues (excluding Canadian securities) have outperformed the domestic issues and issues rated BBB have outperformed issues rated at least A on both a price and total return basis. However, in September, corporate yield spreads tightened slightly, following a sooner-than-expected drop in new underwriting activity. Furthermore, new assets flowed into the corporate investment-grade sector given its strong relative value.


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


Fiscal Year in Review
For the 12-month period ended September 30, 1999, the Investment Grade Portfolio's Class A, Class B, Class C and Class D Shares had total returns of -1.70%, -2.45%, -2.58% and -2.03%, respectively, as compared to a -1.03% total return for the unmanaged Merrill Lynch Corporate Master Index and -2.19% for the Lipper Corporate A-rated average. For the same period, the Intermediate Term Portfolio's Class A, Class B, Class C and Class D Shares had total returns of
- -0.18%, -0.69%, -0.70% and -0.28%, respectively, as compared to a
- -0.56% total return for the unmanaged Merrill Lynch Corporate BBB 1-10 Year Index and -1.01% for the Lipper Intermediate Investment Grade Corporate average.

During the fiscal year ended September 30, 1999, our investment strategy for the Investment Grade and Intermediate Term Portfolios remained somewhat conservative relative to their benchmark Indexes, the unmanaged Merrill Lynch Corporate Master Index and the unmanaged Merrill Lynch Corporate BBB 1-10 Year Index, respectively. This strategy was in alignment with our outlook for higher interest rates and wider yield spreads between corporate bonds and Treasury securities. From a duration perspective, we continued to maintain a duration that was modestly short (0.10 years--0.20 years) relative to the Portfolios' benchmarks. During the second quarter of the fiscal year, we believed that interest rates on the 30-year bond would trade within a range of 5.75%--6.25%, a band slightly higher and wider than previously witnessed. Initially, our strategy was to raise each Portfolio's duration as interest rates climbed closer to the high end of the expected range. By early August, we began to reallocate a portion of assets away from issues with a yield spread to the US Treasury bond and into cash and Treasury securities, in preparation for year-end liquidity needs. By the end of the fiscal year, we had shifted 10% of each Portfolio's assets into this sector. We are hopeful that interest rates and yield spreads will begin a positive trend by late in the fourth quarter of 1999.

We remained committed to the bigger, more liquid corporate bonds and emphasized higher-coupon issues. As part of our liquidity strategy, we attempted to consolidate industry holdings into the larger, more liquid issues. Although this comes with modest yield concessions, we believe this is the appropriate course of action considering the uncertainty surrounding the Y2K issue.

With respect to industry allocations, we continued to maintain an overweighted position in each Portfolio in electric utilities, finance companies, securities firms, retailers, energy-related issuers, airlines and defense contractors and information technology entities. During the latter part of the fiscal year, we slightly reduced each Portfolio's position in real estate investment trusts given the strong performance during early 1999. However, we still have an overweighted position relative to the benchmark indexes, since we believe this sector will continue to perform well. We continued to underweight money center banks, property and casualty insurance companies and metals, mining, chemicals and paper and forest products issuers.

Currently, we have a 5% overweighted position relative to the benchmark indexes in corporate bonds rated BBB or Baa, a position we expect to maintain given the attractive spread relationship and the favorable relative value attributes of that group. During the fiscal year, the unmanaged Merrill Lynch Corporate BBB-Rated Index outperformed the unmanaged Merrill Lynch Corporate A-AAA Rated Index by 50 basis points as measured by total return. We believe that this sector will continue to outperform; therefore, we expect to maintain our overweighting into the new year.



Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999



During the fiscal year ended September 30, 1999, interest rates trended higher. When interest rates rise dramatically, as has been the case recently, fixed-income portfolios typically suffer. In addition, yield spreads for corporate bonds relative to Treasury securities widened during parts of the fiscal year. This was because a significant increase in corporate issuance created an oversupply of corporate bonds, putting pressure on the market. As a result, corporate bonds underperformed other classes of securities. These factors negatively impacted each Portfolio, both of which were relatively fully invested. As a result, each Portfolio had poor total returns (in absolute terms).

However, as a result of our conservative investment strategy during the fiscal year ended September 30, 1999, the Investment Grade Portfolio achieved competitive total returns and the Intermediate Term Portfolio had above-average total returns, as measured by Lipper Analytical Services, Inc.

In Conclusion
We appreciate your ongoing interest in Investment Grade and Intermediate Term Portfolios of Merrill Lynch Corporate Bond Fund, Inc., and we look forward to assisting you with your financial needs in the months and years ahead.

Sincerely,



(Terry K. Glenn)
Terry K. Glenn
President and Director



(Christopher G. Ayoub)
Christopher G. Ayoub
Senior Vice President and Portfolio Manager



November 12, 1999



Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999



PERFORMANCE DATA


About Fund Performance

Investors are able to purchase shares of the Fund through the Merrill Lynch Select Pricing SM System, which offers four pricing alternatives:

* Class A Shares incur a maximum initial sales charge (front-end load) of 4% and bear no ongoing distribution or account maintenance fees for Investment Grade Portfolio. Intermediate Term Portfolio incurs a maximum initial sales charge (front-end load) of 1% and bears no ongoing distribution or account maintenance fees. Class A Shares are available only to eligible investors.

* Class B Shares are subject to a maximum contingent deferred sales charge of 4% if redeemed during the first year, decreasing 1% each year thereafter to 0% after the fourth year for Investment Grade Portfolio. Intermediate Term Portfolio is subject to a maximum contingent deferred sales charge of 1% if redeemed within one year of purchase. In addition, Investment Grade Portfolio is subject to a distribution fee of 0.50% and an account maintenance fee of 0.25%. Intermediate Term Portfolio is subject to a 0.25% distribution fee and a 0.25% account maintenance fee. These shares automatically convert to Class D Shares after approximately 10 years. (There is no initial sales charge for automatic share conversions.)

* Class C Shares are subject to a distribution fee of 0.55% and an account maintenance fee of 0.25% for Investment Grade Portfolio. Intermediate Term Portfolio is subject to a distribution fee of 0.25% and an account maintenance fee of 0.25%. In addition, Class C Shares are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

* Class D Shares incur a maximum initial sales charge of 4% and an account maintenance fee of 0.25% (but no distribution fee) for Investment Grade Portfolio. Intermediate Term Portfolio incurs a maximum initial sales charge of 1% and an account maintenance fee of 0.10% (but no distribution fee).

None of the past results shown should be considered a representation of future performance. Figures shown in the "Recent Performance Results" and "Average Annual Total Return" tables assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.




Average Annual Total Return--Investment Grade Portfolio


                                    % Return Without  % Return With
                                       Sales Charge    Sales Charge**

Class A Shares*

Year Ended 9/30/99                         -1.70%         -5.63%
Five Years Ended 9/30/99                   +7.06          +6.19
Ten Years Ended 9/30/99                    +7.61          +7.17

[FN]
 *Maximum sales charge is 4%.
**Assuming maximum sales charge.


                                         % Return        % Return
                                       Without CDSC     With CDSC**

Class B Shares*

Year Ended 9/30/99                         -2.45%         -6.14%
Five Years Ended 9/30/99                   +6.25          +6.25
Ten Years Ended 9/30/99                    +6.80          +6.80

[FN]
 *Maximum contingent deferred sales charge is 4% and is reduced to 0%
  after 4 years.
**Assuming payment of applicable contingent deferred sales charge.



                                         % Return        % Return
                                       Without CDSC     With CDSC**

Class C Shares*

Year Ended 9/30/99                         -2.58%         -3.50%
Inception (10/21/94)
through 9/30/99                            +6.38          +6.38

[FN]
 *Maximum contingent deferred sales charge is 1% and is reduced to 0%
  after 1 year.
**Assuming payment of applicable contingent deferred sales charge.



                                     % Return Without % Return With
                                       Sales Charge    Sales Charge**

Class D Shares*

Year Ended 9/30/99                         -2.03%         -5.95%
Inception (10/21/94)
through 9/30/99                            +6.99          +6.11

[FN]
 *Maximum sales charge is 4%.
**Assuming maximum sales charge.


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999



PERFORMANCE DATA (continued)


Total Return Based on a $10,000 Investment--Investment Grade Portfolio

A line graph depicting the growth of an investment in the Fund's
Class A Shares & Class B Shares compared to growth of an investment in the ML US Corporate Master Index and Lehman Brothers Aggregate
Bond Index. Beginning and ending values are:


                                       9/89          9/99

ML Corporate Bond Fund, Inc.'s
Investment Grade Portfolio++--
Class A Shares*                       $ 9,600        $19,995

Class B Shares*                       $10,000        $19,300

ML US Corporate
Master Index++++                      $10,000        $22,926

Lehman Brothers Aggregate
Bond Index++++++                      $10,000        $21,797



A line graph depicting the growth of an investment in the Fund's
Class C Shares & Class D Shares compared to growth of an investment in the ML US Corporate Master Index and the Lehman Brothers Aggregate Bond Index. Beginning and ending values are:


                                    10/21/94**       9/99

ML Corporate Bond Fund, Inc.'s
Investment Grade Portfolio++--
Class C Shares*                       $10,000        $13,576

ML Corporate Bond Fund, Inc.'s
Investment Grade Portfolio++--
Class D Shares*                       $ 9,900        $13,404

ML US Corporate
Master Index++++                      $10,000        $14,952

Lehman Brothers Aggregate
Bond Index                            $10,000        $14,635


[FN]
     *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
    **Commencement of operations.
    ++The Portfolio invests primarily in long-term corporate bonds rated
      A or better by Moody's Investors Service, Inc. or Standard & Poor's
      Corp.
  ++++This unmanaged Index is comprised of all investment-grade corporate bonds rated BBB3 or higher, of all maturities.
++++++This unmanaged market-weighted Index is comprised of investment-grade corporate bonds (rated BBB or better), mortgages and US Treasury and Government agency issues with at least one year to maturity.


Past performance is not predictive of future performance.



Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


PERFORMANCE DATA (continued)


Total Return Based on a $10,000 Investment--Intermediate Term
Portfolio

A line graph depicting the growth of an investment in the Fund's
Class A Shares compared to growth of an investment in the ML
Corporate BBB 1-10 Year Index. Beginning and ending values are:


                                       9/89          9/99

ML Corporate Bond Fund, Inc.'s
Intermediate Term Portfolio++--
Class A Shares*                       $ 9,900        $20,716

ML Corporate BBB
1-10 Year Index++++                   $10,000        $15,904


A line graph depicting the growth of an investment in the Fund's
Class B Shares compared to growth of an investment in the ML
Corporate BBB 1-10 Year Index. Beginning and ending values are:


                                     11/13/92**       9/99

ML Corporate Bond Fund, Inc.'s
Intermediate Term Portfolio++--
Class B Shares*                       $10,000        $13,769

ML Corporate BBB
1-10 Year Index++++                   $10,000        $15,904


A line graph depicting the growth of an investment in the Fund's
Class C Shares and Class D Shares compared to growth of an investment in the ML Corporate BBB 1-10 Year Index. Beginning and ending values are:


                                     10/21/94**       9/99

ML Corporate Bond Fund, Inc.'s
Intermediate Term Portfolio++--
Class C Shares*                       $10,000        $13,769

ML Corporate Bond Fund, Inc.'s
Intermediate Term Portfolio++--
Class D Shares*                       $ 9,900        $13,921

ML Corporate BBB
1-10 Year Index++++                   $10,000        $14,527

[FN]
   *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
  **Commencement of operations.
  ++The Portfolio invests primarily in bonds rated in the four highest rating categories (Baa or higher by Moody's Investors Service, Inc. or BBB or higher by Standard & Poor's Corp.), with a maximum remaining maturity not to exceed ten years and, depending on market conditions, an average remaining maturity of five to seven years.
++++This unmanaged Index is comprised of all investment-grade corporate bonds rated BBB maturing in from one to ten years.

Past performance is not predictive of future performance.



Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


PERFORMANCE DATA (concluded)


Average Annual Total Return--Intermediate Term Portfolio


                                     % Return Without % Return With
                                       Sales Charge    Sales Charge**

Class A Shares*

Year Ended 9/30/99                         -0.18%         -1.18%
Five Years Ended 9/30/99                   +7.08          +6.86
Ten Years Ended 9/30/99                    +7.66          +7.56

[FN]
 *Maximum sales charge is 1%.
**Assuming maximum sales charge.


                                         % Return        % Return
                                       Without CDSC     With CDSC**

Class B Shares*

Year Ended 9/30/99                         -0.69%         -1.63%
Five Years Ended 9/30/99                   +6.53          +6.53
Inception (11/13/92)
through 9/30/99                            +5.87          +5.87

[FN]
 *Maximum contingent deferred sales charge is 1% and is reduced to 0%
  after 1 year.
**Assuming payment of applicable contingent deferred sales charge.



                                         % Return        % Return
                                       Without CDSC     With CDSC**

Class C Shares*

Year Ended 9/30/99                         -0.70%         -1.63%
Inception (10/21/94)
through 9/30/99                            +6.69          +6.69

[FN]
 *Maximum contingent deferred sales charge is 1% and is reduced to 0%
  after 1 year.
**Assuming payment of applicable contingent deferred sales charge.



                                     % Return Without % Return With
                                       Sales Charge    Sales Charge**

Class D Shares*

Year Ended 9/30/99                         -0.28%         -1.28%
Inception (10/21/94)
through 9/30/99                            +7.14          +6.92

[FN]
 *Maximum sales charge is 1%.
**Assuming maximum sales charge.


Recent Performance Results*
                                                                                                 Ten Years/
                                                                 3 Month          12 Month    Since Inception     Standardized
As of September 30, 1999                                       Total Return     Total Return    Total Return      30-day Yield
Investment Grade Portfolio Class A Shares**                        +0.17%           -1.70%         +108.27%            6.49%
Investment Grade Portfolio Class B Shares**                        -0.02            -2.45          + 93.00             5.98
Investment Grade Portfolio Class C Shares**                        -0.13            -2.58          + 35.76             5.93
Investment Grade Portfolio Class D Shares**                        +0.02            -2.03          + 39.63             6.25
Intermediate Term Portfolio Class A Shares***                      +0.60            -0.18          +109.29             6.40
Intermediate Term Portfolio Class B Shares***                      +0.47            -0.69          + 48.08             5.94
Intermediate Term Portfolio Class C Shares***                      +0.47            -0.70          + 37.69             5.94
Intermediate Term Portfolio Class D Shares***                      +0.58            -0.28          + 40.61             6.30


  *Investment results shown do not reflect sales charges; results shown would be lower if a sales charge was included. Total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date.
 **The Portfolio's ten-year/since inception periods are ten years for Class A & Class B Shares and from 10/21/94 for Class C & Class D
   Shares.
***The Portfolio's ten-year/since inception periods are ten years for Class A Shares, from 11/13/92 for Class B Shares and from
   10/21/94 for Class C & Class D Shares.


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


SCHEDULE OF INVESTMENTS
                   S&P    Moody's        Face                                                                      Value
Industries        Rating   Rating       Amount                Issue                                              (Note 1a)

Bonds & Notes                                                                                    Investment Grade Portfolio
US Government                                     US Treasury Bonds and Notes:
Obligations--6.6%   AAA      Aaa     $ 8,500,000     6% due 8/15/2004                                        $    8,582,365
                    AAA      Aaa       9,500,000     6.50% due 5/15/2005                                          9,725,625
                    AAA      Aaa       1,500,000     5.875% due 11/15/2005                                        1,490,865
                    AAA      Aaa       7,120,000     7% due 7/15/2006                                             7,478,207
                    AAA      Aaa      33,350,000     6% due 8/15/2009                                            33,620,802
                    AAA      Aaa      34,800,000     5.25% due 2/15/2029                                         30,455,568
                                                                                                             --------------
                                                                                                                 91,353,432

Asset-Backed                                      Aames Mortgage Trust:
Securities**--      AAA      Aaa      15,000,000     6.46% due 5/15/2028                                         14,543,550
8.9%                AAA      Aaa       4,000,000     5.912% due 9/15/2028                                         3,966,560
                    NR*      Aaa       5,000,000  Bear Stearns Commercial Mortgage Securities,
                                                     1999-WF2-A2, 7.08% due 6/15/2009                             5,013,850
                    NR*      Baa2      2,000,000  Bistro Trust 1998-1000, 6.58% due 3/26/2001 (b)                 1,946,940
                    AAA      Aaa      10,000,000  Citibank Credit Card Master Trust I, 5.639% due
                                                     12/10/2008                                                   9,910,300
                    AAA      Aaa       5,000,000  Contimortgage Home Equity Loan Trust, 5.84% due
                                                     5/15/2016                                                    4,937,800
                    AA+      Aa3       3,700,000  Continental Airlines, 7.056% due 9/15/2009                      3,583,931
                    NR*      Aaa       5,000,000  DLJ Commercial Mortgage Corp., 6.46% due 1/10/2009              4,783,500
                                                  EQCC Home Equity Loan Trust:
                    AAA      Aaa         760,000     6.229% due 3/15/2013                                           755,957
                    AAA      Aaa      11,000,000     7.067% due 1/25/2025                                        11,015,468
                    A        A3        9,000,000  First Dominion Funding I, 6.254% due 7/10/2013 (b)              8,482,500
                    AAA      Aaa      12,000,000  IMC Home Equity Loan Trust, 6.36% due 8/20/2022                11,864,040
                                                  The Money Store Home Equity Trust:
                    AAA      Aaa       7,429,690     6.04% due 8/15/2017                                          7,407,103
                    AAA      Aaa       8,850,000     6.225% due 9/15/2023                                         8,726,808
                                                  Nationslink Funding Corporation:
                    AAA      Aaa       7,300,000     6.476% due 7/20/2008                                         7,022,454
                    AAA      Aaa       8,000,000     6.316% due 11/20/2008                                        7,581,840
                    NR*      Aaa      12,000,000  Saxon Asset Securities Trust, 6.265% due 7/25/2023             11,806,680
                                                                                                             --------------
                                                                                                                123,349,281

Banking--9.9%       BBB+     A3       12,000,000  BB&T Corporation, 6.375% due 6/30/2025 (a)                     11,401,800
                    A+       Aa2       3,645,000  Continental Bank NA, 7.875% due 2/01/2003                       3,756,719
                    A-       A2       11,000,000  First Union Corporation, 6.30% due 4/15/2028 (a)               10,321,663
                    BBB+     a1        5,500,000  First Union Institution Capital I, 8.04% due 12/01/2026         5,324,330
                    BBB+     a2        4,750,000  Fleet Capital Trust II, 7.92% due 12/11/2026                    4,561,805
                    BBB+     A3       11,200,000  Great Western Bank, 9.875% due 6/15/2001                       11,742,192
                    BBB+     a2       14,000,000  HSBC Americas Capital Trust, 7.808% due 12/15/2026 (b)         12,754,518
                    A-       A3        6,000,000  HSBC Americas Inc., 7% due 11/01/2006                           5,901,540
                    A-       A2        2,000,000  Key Bank NA, 7.55% due 9/15/2006                                2,048,240
                    BBB+     A2        5,000,000  KeyCorp, 7.50% due 6/15/2006                                    5,050,650
                    BBB      a1       16,400,000  KeyCorp Capital I, 6.089% due 7/01/2028 (a)                    15,396,320
                    BBB+     Baa1     13,750,000  MBNA America Bank NA, 5.819% due 6/10/2004 (a)                 13,615,525
                    A-       a2        6,000,000  Mellon Capital I, 7.72% due 12/01/2026                          5,666,760
                    A+       A2        3,500,000  Mellon Financial Co., 5.75% due 11/15/2003                      3,348,940
                                                  Merita Bank Ltd.:
                    A-       A2        6,435,000     6.50% due 1/15/2006                                          6,147,420
                    A-       A2        4,250,000     6.50% due 4/01/2009                                          3,953,265
                                                  NationsBank NA:
                    A        Aa3       1,300,000     6.50% due 8/15/2003                                          1,293,162
                    A+       Aa2       2,000,000     6.125% due 7/15/2004                                         1,949,220



Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


SCHEDULE OF INVESTMENTS (continued)
                   S&P    Moody's        Face                                                                      Value
Industries        Rating   Rating       Amount                Issue                                              (Note 1a)

Bonds & Notes (continued)                                                                        Investment Grade Portfolio
Banking                                           NationsBank NA (concluded):
(concluded)         A        Aa3     $ 1,000,000     7.75% due 8/15/2004                                     $    1,040,740
                    A+       Aa2       7,750,000     6.375% due 5/15/2005                                         7,510,293
                    A        A1        5,000,000  Norwest Corp., 6.625% due 3/15/2003                             4,954,750
                                                                                                             --------------
                                                                                                                137,739,852

Canadian            AA-      Aa3       2,500,000  Province of Manitoba, 5.50% due 10/01/2008 (1)                  2,290,350
Provinces++--0.7%                                 Province of Quebec (1):
                    A+       A2        6,000,000     8.80% due 4/15/2003                                          6,426,180
                    A+       A2        1,500,000     7.125% due 2/09/2024                                         1,439,985
                                                                                                             --------------
                                                                                                                 10,156,515

Finance--5.4%                                     Associates Corporation of North America:
                    AA-      Aa3      10,500,000     5.80% due 4/20/2004                                         10,078,425
                    AA-      Aa3         500,000     7.40% due 5/15/2006                                            505,465
                    AA-      Aa3       2,750,000     6.95% due 11/01/2018                                         2,572,350
                    A-       aa3       5,950,000  CIT Capital Trust I, 7.70% due 2/15/2027                        5,510,176
                    A+       Aa3       6,000,000  CIT Group Inc., 5.50% due 2/15/2004                             5,629,080
                    BBB+     Baa1      6,000,000  Comdisco Inc., 6% due 1/30/2002                                 5,854,746
                                                  Commercial Credit Co.:
                    AA-      Aa3       2,000,000     6.125% due 12/01/2005                                        1,914,860
                    AA-      Aa3       6,800,000     6.75% due 7/01/2007                                          6,646,932
                    A-       Baa1      7,850,000  Finova Capital Corp., 6.25% due 11/01/2002                      7,707,051
                    BBB      Baa3     12,680,000  Newcourt Credit Group, 6.875% due 2/16/2005 (b)                12,425,931
                                                  Providian National Bank:
                    BBB-     Baa3      5,000,000     6.75% due 3/15/2002                                          4,912,650
                    BBB-     Baa3     12,000,000     6.65% due 2/01/2004                                         11,511,360
                                                                                                             --------------
                                                                                                                 75,269,026

Finance--                                         Bear Stearns Companies, Inc.:
Other--7.4%         A        A2        2,000,000     6.75% due 5/01/2001                                          2,005,240
                    A        A2        3,000,000     6.875% due 10/01/2005                                        2,937,570
                                                  Citigroup Inc.:
                    AA-      Aa2       3,000,000     9.50% due 3/01/2002                                          3,195,618
                    AA-      Aa2       6,500,000     7.875% due 5/15/2025                                         6,545,474
                    A        A2        7,500,000  Equitable Life Assurance Society of the US, 7.70% due
                                                  12/01/2015 (b)                                                  7,511,205
                    A+       A1        1,000,000  Goldman Sachs Group Inc., 7.35% due 10/01/2009                    998,750
                    A        A2        7,000,000  HSBC Holdings PLC, 7.50% due 7/15/2009                          6,993,623
                    BBB-     Baa3      4,600,000  Hospitality Properties Trust, 7% due 3/01/2008                  4,092,988
                                                  Lehman Brothers Holdings, Inc.:
                    A        A3        4,000,000     6.50% due 10/01/2002                                         3,935,840
                    A        A3        8,500,000     7.125% due 9/15/2003                                         8,481,215
                    A        A3        6,000,000     6.625% due 2/05/2006                                         5,750,520
                    A        A3        3,500,000     7.625% due 6/01/2006                                         3,523,555
                    A        A3        3,500,000     7.20% due 8/15/2009                                          3,379,600
                    AA       Aa2       3,950,000  MBIA, Inc., 7.15% due 7/15/2027                                 3,673,777
                    A+       Aa3       8,000,000  Morgan Stanley Dean Witter & Co., 6.09% due
                                                  3/09/2011 (a)                                                   7,941,600
                    A+       Aa3       3,500,000  Morgan Stanley Group, 8.875% due 10/15/2001                     3,656,870
                    BBB+     Baa1      3,250,000  Paine Webber Group Inc., 9.25% due 12/15/2001                   3,404,798
                    A        Aa3      10,000,000  Salomon Smith Barney Holdings, Inc., 7.125% due
                                                  10/01/2006                                                      9,908,310
                    BBB+     Baa1      1,000,000  Simon Debartolo, 6.75% due 6/15/2005                              941,340
                    BBB      Baa2      6,605,000  Spieker Properties LP, 7.35% due 12/01/2017                     5,942,789
                    BBB      Baa3      9,700,000  Susa Partnership LP, 7.45% due 7/01/2018                        8,442,133
                                                                                                             --------------
                                                                                                                103,262,815



Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


SCHEDULE OF INVESTMENTS (continued)
                   S&P    Moody's        Face                                                                      Value
Industries        Rating   Rating       Amount                Issue                                              (Note 1a)

Bonds & Notes (continued)                                                                        Investment Grade Portfolio
Industrial--                                      Anheuser-Busch Companies Inc.:
Consumer            A+       A1      $ 3,000,000     8.75% due 12/01/1999                                    $    3,014,970
Goods--4.2%         A+       A1       12,990,000     6.50% due 1/01/2028                                         11,499,657
                    A        A2       10,000,000  Avon Products Inc., 6.25% due 5/01/2018 (a)(b)                  9,863,760
                    BBB-     Baa3      2,500,000  Flowers Industries Inc., 7.15% due 4/15/2028                    2,088,750
                                                  Nabisco Inc.:
                    BBB      Baa2      9,000,000     6% due 2/15/2011 (a)                                         8,894,790
                    BBB      Baa2      4,000,000     7.55% due 6/15/2015                                          3,880,440
                                                  Phillip Morris Companies, Inc.:
                    A        A2        9,500,000     9% due 1/01/2001                                             9,768,945
                    A        A2        5,000,000     7.75% due 1/15/2027                                          4,867,650
                    BBB-     Baa2      4,000,000  RJ Reynolds Tobacco Holdings, 7.75% due 5/15/2006 (b)           3,803,492
                                                                                                             --------------
                                                                                                                 57,682,454

Industrial--        BBB+     Baa1      5,000,000  ANR Pipeline, 9.625% due 11/01/2021                             5,913,950
Energy--3.7%        BBB      Baa1      8,000,000  Amerada Hess Corporation, 7.875% due 10/01/2029                 7,900,320
                    AA+      Aa1       4,075,000  BP America Inc., 9.375% due 11/01/2000                          4,210,698
                    A-       A3        9,420,000  Burlington Resources, 7.375% due 3/01/2029                      8,982,516
                    BBB-     Baa3      3,000,000  CMS Panhandle Holding Company, 6.50% due 7/15/2009              2,786,436
                    BBB      Baa2      3,500,000  Coastal Corp., 6.375% due 2/01/2009                             3,233,184
                    A-       A3        5,000,000  Murphy Oil Corporation, 7.05% due 5/01/2029                     4,577,750
                    BBB      Baa3      7,250,000  Occidental Petroleum Corp., 6.50% due 4/01/2005                 6,959,275
                    A+       A1        5,750,000  Texaco Capital Inc., 8.625% due 11/15/2031                      6,282,910
                                                                                                             --------------
                                                                                                                 50,847,039

Industrial--        A-       Baa1      3,500,000  The B.F. Goodrich Company, 7% due 4/15/2038                     3,097,850
Manufacturing--     A+       A1        3,000,000  DaimlerChrysler NA Holdings, 7.20% due 9/01/2009                3,009,525
12.1%               A+       A2        2,800,000  Danaher Corp., 6% due 10/15/2008                                2,555,532
                    BBB-     Baa3      4,700,000  Equistar Chemicals LP, 8.75% due 2/15/2009 (b)                  4,664,882
                                                  First Data Corporation:
                    A        A2       11,500,000     6.75% due 7/15/2005                                         11,280,580
                    A        A2       10,000,000     6.375% due 12/15/2007                                        9,529,400
                    A        A1        7,000,000  Ford Motor Company, 8.90% due 1/15/2032                         8,086,400
                                                  Ford Motor Credit Company:
                    A        A1        5,000,000     8.20% due 2/15/2002                                          5,174,800
                    A        A1        5,000,000     8% due 6/15/2002                                             5,164,850
                    A        A1        5,000,000     6.70% due 7/16/2004                                          4,971,900
                    A        A1        1,000,000     7.75% due 3/15/2005                                          1,038,210
                    A        A1       10,000,000     5.80% due 1/12/2009                                          9,085,300
                                                  General Electric Capital Corp.:
                    AAA      Aaa         500,000     8.75% due 5/21/2007                                            554,100
                    AAA      Aaa       4,305,000     8.50% due 7/24/2008                                          4,736,791
                                                  General Motors Acceptance Corp.:
                    A        A2        4,000,000     6.625% due 9/19/2002                                         3,991,480
                    A        A2        2,000,000     5.875% due 1/22/2003                                         1,948,160
                    A        A2        8,170,000     7.125% due 5/01/2003                                         8,258,726
                    BBB-     Baa2      2,000,000  Jones Apparel Group, 7.875% due 6/15/2006 (b)                   1,993,034
                    BBB      Baa2      5,000,000  Lockheed Martin Corp., 6.85% due 5/15/2001                      5,005,200
                    BBB      Baa2     11,000,000  Loral Corp., 8.375% due 6/15/2024                              11,292,490
                                                  Martin Marietta Corp.:
                    BBB      Baa1      6,500,000     6.50% due 4/15/2003                                          6,326,255
                    BBB      Baa1      4,000,000     7.375% due 4/15/2013                                         3,830,000
                    BBB      Baa2      6,875,000  Meritor Automotive Inc., 6.80% due 2/15/2009                    6,361,781
                    A+       A1        7,050,000  Motorola Inc., 6.50% due 11/15/2028                             6,153,875
                    A        A1        3,900,000  PPG Industries Inc., 7.05% due 8/15/2009                        3,881,237


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


SCHEDULE OF INVESTMENTS (continued)
                   S&P    Moody's        Face                                                                      Value
Industries        Rating   Rating       Amount                Issue                                              (Note 1a)

Bonds & Notes (continued)                                                                        Investment Grade Portfolio
Industrial--                                      Raytheon Co.:
Manufacturing       BBB      Baa1    $ 2,750,000     6.30% due 3/15/2005                                     $    2,651,798
(concluded)         BBB      Baa1      4,000,000     7% due 11/01/2028                                            3,597,680
                    BBB      Ba1      14,000,000  Seagate Technology Inc., 7.125% due 3/01/2004                  13,172,880
                    BBB+     Baa1      6,000,000  Sun Microsystems Inc., 7.50% due 8/15/2006                      6,052,440
                    BBB      Baa2      5,000,000  Union Carbide Corp., 6.25% due 6/15/2003                        4,899,200
                    A+       A2        5,000,000  United Technologies Corp., 6.50% due 6/01/2009                  4,830,350
                                                                                                             --------------
                                                                                                                167,196,706

Industrial--        BBB-     Baa3     10,000,000  Circus Circus Enterprises, Inc., 6.70% due 11/15/2096           9,361,100
Services--11.4%                                   Comcast Cable Communications:
                    BBB      Baa2      3,000,000     6.20% due 11/15/2008                                         2,744,820
                    BBB      Baa2      7,700,000     8.875% due 5/01/2017                                         8,487,094
                    BBB      Baa1      5,000,000  Dillard's Inc., 9.125% due 8/01/2011                            5,448,300
                    A        A2       12,417,716  Disney Custom Repackaged Asset Vehicle-403, 6.85% due
                                                  1/10/2007 (b)**                                                12,432,618
                    BBB-     Baa3      5,000,000  J Seagram & Sons, 6.80% due 12/15/2008                          4,731,300
                    AAA      Aaa       7,000,000  Johnson & Johnson, 8.72% due 11/01/2024                         7,635,040
                    BBB-     Baa3      2,000,000  Kroger Company, 6.34% due 6/01/2001 (b)                         1,988,164
                    A+       A1        8,470,000  May Department Stores Co., 6.70% due 9/15/2028                  7,641,888
                    AAA      Aaa       3,000,000  Merck & Co. Inc., 5.95% due 12/01/2028                          2,550,390
                    BBB-     Baa3     12,445,000  News America Holdings, Inc., 8.625% due 2/01/2003              12,981,877
                    A        A2        5,750,000  Nordstrom, Inc., 6.95% due 3/15/2028                            5,235,260
                    BBB-     Baa3      5,000,000  Rite Aid Corp., 6.875% due 12/15/2028 (b)                       3,921,475
                    BBB      Baa3     12,500,000  Royal Caribbean Cruises Ltd., 6.75% due 3/15/2008              11,734,875
                    A-       A2        8,000,000  Sears Roebuck Acceptance Corp., 6.82% due 10/17/2002            8,060,160
                                                  Service Corporation International:
                    BBB      Baa2      7,000,000     6.75% due 6/01/2001                                          6,882,400
                    BBB      Baa2      8,500,000     7.20% due 6/01/2006                                          7,904,830
                    AA-      A2        8,980,000  TCI Communications Inc., 8.75% due 8/01/2015                   10,025,272
                    BBB      Baa2      6,000,000  Time Warner Entertainment Co., 10.15% due 5/01/2012             7,176,960
                    BBB      Ba1       5,350,000  USA Waste Services, 6.50% due 12/15/2002                        5,000,966
                    AA       Aa2      14,345,000  Wal-Mart Stores, Inc., 8.50% due 9/15/2024                     15,600,618
                                                                                                             --------------
                                                                                                                157,545,407

Industrial--        BBB+     Baa2      2,200,000  Burlington North Santa Fe, 6.75% due 3/15/2029                  1,910,502
Transportation--    BBB      Baa2      4,000,000  CSX Corp., 7.90% due 5/01/2017                                  4,023,400
3.4%                                              Delta Airlines:
                    BBB-     Baa3      4,144,000     10.125% due 5/15/2010                                        4,814,914
                    BBB-     Baa3      6,000,000     9.75% due 5/15/2021                                          6,812,280
                    BBB      Baa2      9,000,000  Federal Express Corporation, 9.65% due 6/15/2012               10,073,160
                                                  Southwest Airlines Co.:
                    A-       A3       10,000,000     9.40% due 7/01/2001                                         10,434,100
                    A-       A3        2,000,000     8% due 3/01/2005                                             2,058,780
                    A-       A3        3,000,000     7.875% due 9/01/2007                                         3,094,800
                    BBB-     Baa3      4,000,000  Union Pacific Corp., 6.625% due 2/01/2008                       3,788,680
                                                                                                             --------------
                                                                                                                 47,010,616

Mortgage-Backed                                   Federal Home Loan Mortgage Corporation:
Securities**--      AAA      Aaa       9,679,000     6% due 10/15/2018                                            9,579,113
1.0%                AAA      Aaa       2,000,000     6% due 6/15/2023                                             1,930,000
                    AAA      Aaa       2,000,000     6.35% due 9/15/2023                                          1,954,360
                                                                                                             --------------
                                                                                                                 13,463,473


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


SCHEDULE OF INVESTMENTS (continued)
                   S&P    Moody's        Face                                                                      Value
Industries        Rating   Rating       Amount                Issue                                              (Note 1a)

Bonds & Notes (continued)                                                                        Investment Grade Portfolio
Utilities--         A-       A2      $ 8,700,000  ALLTEL Corporation, 6.75% due 9/15/2005                    $    8,539,920
Communications--    AA-      A1        6,000,000  AT&T Corporation, 6.50% due 3/15/2029                           5,293,800
6.3%                AA+      Aa3       6,000,000  Ameritech Capital Funding, 6.45% due 1/15/2018                  5,469,600
                    AA       Aa2       6,350,000  Bell Telephone Company of Pennsylvania, 7.375%
                                                  due 7/15/2007                                                   6,506,972
                    BB       Ba2       4,650,000  Frontier Corp., 6% due 10/15/2013 (a)                           4,354,120
                    AA-      A2        9,500,000  GTE California, Inc., 8.07% due 4/15/2024                       9,439,675
                                                  GTE Corp.:
                    A        Baa1      7,500,000     9.375% due 12/01/2000                                        7,758,825
                    A        Baa1      3,600,000     6.84% due 4/15/2018                                          3,386,844
                    A-       A3        5,000,000  MCI WorldCom Inc., 7.75% due 4/01/2007                          5,220,050
                    AA       Aa2       5,000,000  Southwestern Bell Telecommunications Corp., 6.375%
                                                  due 11/15/2007                                                  4,829,000
                                                  Sprint Capital Corporation:
                    BBB+     Baa1      5,000,000     5.70% due 11/15/2003                                         4,774,600
                    BBB+     Baa1      6,000,000     6.125% due 11/15/2008                                        5,578,740
                    BBB+     Baa1      8,000,000     6.90% due 5/01/2019                                          7,409,200
                                                  US West Capital Funding Inc.:
                    A-       Baa1      4,000,000     6.375% due 7/15/2008                                         3,743,680
                    A-       Baa1      5,000,000     6.875% due 7/15/2028                                         4,432,700
                                                                                                             --------------
                                                                                                                 86,737,726

Utilities--         AAA      Aaa       5,850,000  Cleveland Electric/Toledo Edison, 7.13% due 7/01/2007           5,760,202
Electric--5.4%      BBB      Baa2      5,000,000  Commonwealth Edison, Inc., 6.95% due 7/15/2018                  4,529,750
                    BBB+     Baa1      2,000,000  Conectiv Inc., 6.73% due 6/01/2006                              1,977,540
                    A+       A1        9,115,000  Consolidated Edison, Inc., 6.25% due 2/01/2008                  8,652,596
                    BBB+     Baa3      5,000,000  Consumers Energy, 6.375% due 2/01/2008                          4,626,585
                    A-       A2        5,000,000  Edison International Inc., 6.875% due 9/15/2004                 4,970,800
                    AA-      A1        6,000,000  PG&E Corp., 6.25% due 8/01/2003                                 5,915,460
                    A-       A3        3,000,000  Pennsylvania Power & Light Co., 6.125% due 5/01/2006 (a)        2,996,430
                    AA-      A1        5,000,000  TECO Energy, Inc., 9.27% due 6/12/2000                          5,104,450
                    BBB-     baa1      5,000,000  TXU Electric Capital V, 8.175% due 1/30/2037                    4,799,750
                                                  Texas Utilities Company:
                    AAA      Aaa       6,971,000     6.375% due 10/01/2004                                        6,838,879
                    BBB      Baa3      6,000,000     5.94% due 10/15/2011 (a)                                     5,915,820
                                                  Virginia Electric & Power Co.:
                    A-       A3        5,000,000     5.73% due 11/25/2008                                         4,572,705
                    A        A2        8,500,000     8.625% due 10/01/2024                                        8,697,795
                                                                                                             --------------
                                                                                                                 75,358,762

Yankee                                            AmVescap PLC (2):
Corporates++--      BBB      A3        3,000,000     6.375% due 5/15/2003                                         2,919,660
9.9%                BBB      A3        9,000,000     6.60% due 5/15/2005                                          8,596,260
                    A+       A1        6,000,000  Australia & New Zealand Banking Group Ltd., 7.55% due
                                                  9/15/2006 (2)                                                   6,045,900
                    A        A1        3,000,000  Banco Central Hispanoamercano SA (Cayman Islands),
                                                  7.70% due 7/15/2006 (2)                                         3,014,220
                    AAA      Aaa      13,000,000  Banco Santander-Chile, 6.50% due 11/01/2005 (2)                12,411,828
                    A-       Baa1      5,000,000  Cable & Wireless Communication, 6.75% due 3/06/2008 (3)         5,065,700
                    BBB      Baa2      9,050,000  Canadian National Railway Co., 6.90% due 7/15/2028 (3)          7,955,402
                    A-       Baa1      4,000,000  Enersis SA, 6.60% due 12/01/2026 (3)                            3,743,080
                                                  Fairfax Financial Holdings Ltd. (2):
                    BBB+     Baa3      2,000,000     7.375% due 3/15/2006                                         1,829,084
                    BBB+     Baa3        300,000     7.375% due 4/15/2018                                           239,793
                    BBB+     Baa3      9,800,000     7.75% due 7/15/2037 (b)                                      7,997,682


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


SCHEDULE OF INVESTMENTS (concluded)
                   S&P    Moody's        Face                                                                      Value
Industries        Rating   Rating       Amount                Issue                                              (Note 1a)

Bonds & Notes (concluded)                                                                        Investment Grade Portfolio
Yankee                                            Ford Capital BV (2):
Corporates          A        A1      $10,000,000     9.875% due 5/15/2002                                    $   10,759,600
(concluded)         A        A1        3,995,000     9.50% due 6/01/2010                                          4,607,394
                    A-       A3        8,000,000  Israel Electric Corp. Ltd., 7.75% due 3/01/2009 (3)(b)          7,924,128
                    BBB+     A3        1,500,000  Koninklijke (Royal) Philips Electronics NV, 7.75% due
                                                  4/15/2004 (3)                                                   1,521,375
                                                  Korea Development Bank (2):
                    BBB-     Baa3      7,000,000     7.125% due 4/22/2004                                         6,785,345
                    BBB-     Baa3      8,000,000     7.375% due 9/17/2004                                         7,715,200
                    A        Aa3       2,000,000  Midland Bank PLC, 7.65% due 5/01/2025 (2)                       2,001,760
                    A        A2        6,500,000  Norsk Hydro A/S, 6.70% due 1/15/2018 (3)                        5,779,865
                    BBB      Baa3      5,443,000  Petro Geo-Services ASA, 7.125% due 3/30/2028 (3)                4,826,798
                    A        A3        2,000,000  Saga Petroleum ASA, 7.25% due 9/23/2027 (3)                     1,836,780
                    A+       Aa3       4,000,000  Sony Corporation, 6.125% due 3/04/2003 (3)                      3,955,720
                    BBB      Baa2      3,000,000  Telecom de Puerto Rico, 6.15% due 5/15/2002 (3)(b)              2,943,726
                    A-       A2        6,000,000  Trans-Canada Pipelines, 7.70% due 6/15/2029 (3)                 5,887,830
                    A-       Baa1     10,500,000  Tyco International Group SA, 7% due 6/15/2028 (3)               9,572,220
                    A        A2        2,000,000  WMC Finance (USA) Ltd., 6.75% due 12/01/2006 (2)                1,916,880
                                                                                                             --------------
                                                                                                                137,853,230


Yankee              BBB      A3        4,000,000  People's Republic of China, 7.30% due 12/15/2008 (1)            3,842,020
Sovereign++--0.3%

                                                  Total Investments in Bonds & Notes (Cost--
                                                  $1,392,407,207)--96.6%                                      1,338,668,354


Short-Term Securities

Repurchase                            31,925,000  Warburg Dillon Read LLC, purchased on 9/30/1999
Agreements***--2.3%                               to yield 5.32% to 10/01/1999                                   31,925,000


                                                  Total Investments in Short-Term Securities
                                                  (Cost $31,925,000)--2.3%                                       31,925,000


Total Investments (Cost--$1,424,332,207)--98.9%                                                               1,370,593,354

Other Assets Less Liabilities--1.1%                                                                              15,691,906
                                                                                                             --------------
Net Assets--100.0%                                                                                           $1,386,285,260
                                                                                                             ==============


  *Not Rated.
 **Subject to principal paydowns.
***Repurchase Agreements are fully collateralized by US Government &
   Agency Obligations.
 ++Corresponding industry groups for foreign securities, which are denominated in US dollars:
(1)Government Entity.
(2)Financial Institution.
(3)Industrial.
(a)Floating rate note.
(b)The security may be offered and sold to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933.
   Ratings of issues shown have not been audited by Deloitte &Touche
   LLP.

See Notes to Financial Statements.


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


SCHEDULE OF INVESTMENTS
                   S&P    Moody's        Face                                                                      Value
Industries        Rating   Rating       Amount                Issue                                              (Note 1a)

Bonds & Notes                                                                                   Intermediate Term Portfolio
US Government                                     US Treasury Notes:
Obligations--5.5%   AAA      Aaa     $ 1,000,000     5.75% due 11/30/2002                                    $      999,370
                    AAA      Aaa       2,500,000     6% due 8/15/2004                                             2,524,225
                    AAA      Aaa       7,390,000     7% due 7/15/2006                                             7,761,791
                    AAA      Aaa         100,000     5.625% due 5/15/2008                                            97,062
                    AAA      Aaa      14,000,000     6% due 8/15/2009                                            14,113,680
                                                                                                             --------------
                                                                                                                 25,496,128

Asset-Backed        NR*      Baa2      3,500,000  Bistro Trust 1998-1000, 6.58% due 3/26/2001 (b)                 3,407,145
Securities++--      AAA      NR*       2,772,344  DLJ Commercial Mortgage Corp., 6.11% due 12/10/2007             2,680,690
8.0%                AAA      Aaa       2,000,000  First Bank, Corporate Card Master Trust, 6.40%
                                                  due 2/15/2003                                                   1,988,120
                    AAA      Aaa      10,000,000  Honda Auto Lease Trust Series 1999-A, Class A5, 6.65%
                                                  due 7/15/2005                                                  10,118,500
                    AAA      Aaa       9,588,396  NationsLink Funding Corporation, 1999-1-A1, 6.042%
                                                  due 11/20/2007                                                  9,258,651
                    NR*      NR*      10,000,000  Spinnaker I, 6.40% due 5/01/2001 (a)                            9,800,000
                                                                                                             --------------
                                                                                                                 37,253,106

Banking--           A        A2        3,500,000  Bank of New York Co., Inc., 7.875% due 11/15/2002               3,627,610
11.0%               A+       Aa3       5,000,000  Bank One Corp., 5.625% due 2/17/2004                            4,767,500
                                                  BankAmerica Corp.:
                    A        Aa3       4,000,000     7.50% due 10/15/2002                                         4,087,080
                    A+       Aa2       3,000,000     7.125% due 5/12/2005                                         3,009,150
                    A-       A3        2,000,000  HSBC Americas Inc., 7% due 11/01/2006                           1,967,180
                    A-       A2        2,800,000  Key Bank NA, 7.55% due 9/15/2006                                2,867,536
                    A        A3        6,000,000  Mellon Financial Co., 6.875% due 3/01/2003                      5,981,880
                                                  Merita Bank, Ltd.:
                    A-       A2        1,000,000     6.50% due 1/15/2006                                            955,310
                    A-       A2        4,500,000     6.50% due 4/01/2009                                          4,185,810
                    A+       Aa2       4,500,000  NationsBank Corp., 6.65% due 4/09/2002                          4,505,130
                    A        A1        1,000,000  Norwest Corp., 6.625% due 3/15/2003                               990,950
                    A        A2        3,750,000  Republic of New York Corp., 9.70% due 2/01/2009                 4,297,875
                                                  Washington Mutual Inc.:
                    BBB+     A3        9,000,000     7.25% due 8/15/2005                                          8,973,900
                    BBB+     A3        1,000,000     7.50% due 8/15/2006                                          1,003,440
                                                                                                             --------------
                                                                                                                 51,220,351

Canadian            AA-      Aa3       5,000,000  Province of Ontario, 7.75% due 6/04/2002 (1)                    5,159,600
Provinces***--      A+       A2        5,000,000  Province of Quebec, 8.80% due 4/15/2003 (1)                     5,355,150
2.3%                                                                                                         --------------
                                                                                                                 10,514,750

Finance--5.7%                                     American General Finance:
                    A+       A2        2,200,000     7.45% due 7/01/2002                                          2,239,534
                    A+       A2        2,400,000     7.25% due 5/15/2005                                          2,421,552
                    AA-      Aa3       3,500,000  Associates Corporation of North America, 5.80%
                                                  due 4/20/2004                                                   3,359,475
                    A+       Aa3       3,000,000  CIT Group Inc., 5.50% due 2/15/2004                             2,814,540
                    AA-      Aa3       2,080,000  Commercial Credit Co., 6.75% due 7/01/2007                      2,033,179
                    A-       Baa1      2,500,000  Finova Capital Corp., 7.25% due 7/12/2006                       2,491,200
                    AAA      Aaa       5,500,000  General Electric Capital Corp., 8.50% due 7/24/2008             6,051,650
                    BBB-     Baa3      5,000,000  Providian National Bank, 6.75% due 3/15/2002                    4,912,650
                                                                                                             --------------
                                                                                                                 26,323,780



Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999



SCHEDULE OF INVESTMENTS (continued)
                   S&P    Moody's        Face                                                                      Value
Industries        Rating   Rating       Amount                Issue                                              (Note 1a)

Bonds & Notes (continued)                                                                       Intermediate Term Portfolio
Finance--           BBB+     Baa1    $ 5,000,000  Avalonbay Communities, 7.50% due 8/01/2009                 $    4,826,700
Other--8.4%         A        A2        1,750,000  Bear Stearns Companies, Inc., 8.75% due 3/15/2004               1,862,472
                    AA-      Aa2       2,000,000  Citigroup Inc., 9.50% due 3/01/2002                             2,130,412
                    A-       A3        2,000,000  Donaldson Lufkin & Jenrette Inc., 6% due 12/01/2001             1,969,280
                    A+       A1        1,000,000  Goldman Sachs Group Inc., 7.35% due 10/01/2009                    998,750
                    BBB-     Baa3      4,250,000  Hospitality Properties Trust, 7% due 3/01/2008                  3,781,565
                                                  Lehman Brothers Holdings, Inc.:
                    A        A3        5,000,000     7.625% due 6/01/2006                                         5,033,650
                    A        A3        5,000,000     6.625% due 2/15/2008                                         4,693,100
                    A+       Aa3       1,400,000  Morgan Stanley & Company, 5.625% due 1/20/2004                  1,337,644
                    BBB      Baa3      3,000,000  Newcourt Credit Group, 6.875% due 2/16/2005 (b)                 2,939,889
                    BBB+     Baa1      2,000,000  Paine Webber Group Inc., 6.45% due 12/01/2003                   1,947,918
                                                  Salomon Smith Barney Holdings, Inc.:
                    A        Aa3       2,500,000     6.25% due 1/15/2005                                          2,412,853
                    A        Aa3       1,400,000     7.125% due 10/01/2006                                        1,387,163
                    BBB+     Baa1      4,000,000  Simon Debartolo, 6.75% due 6/15/2005                            3,765,360
                                                                                                             --------------
                                                                                                                 39,086,756

Industrial--        A        A2        2,000,000  Avon Products Inc., 6.25% due 5/01/2018 (a)(b)                  1,972,752
Consumer                                          Nabisco Inc.:
Goods--4.4%         BBB      Baa2      3,000,000     6.85% due 6/15/2005                                          2,919,180
                    BBB      Baa2      6,000,000     6% due 2/15/2011 (a)                                         5,929,860
                                                  Phillip Morris Companies, Inc.:
                    A        A2        3,500,000     9% due 1/01/2001                                             3,599,085
                    A        A2        4,000,000     7.25% due 1/15/2003                                          4,032,760
                    BBB-     Baa2      2,000,000  RJ Reynolds Tobacco Holdings, 7.75% due 5/15/2006 (b)           1,901,746
                                                                                                             --------------
                                                                                                                 20,355,383

Industrial--        BBB      Baa1      3,000,000  Amerada Hess Corporation, 7.375% due 10/01/2009                 2,986,410
Energy--4.1%        BBB      Baa3      3,000,000  Occidental Petroleum Corp., 6.50% due 4/01/2005                 2,879,700
                    A+       A1        2,000,000  Texaco Capital Inc., 9% due 12/15/1999                          2,013,260
                    BBB      Baa2      6,000,000  Ultramar Credit, 8.625% due 7/01/2002                           6,176,460
                    BBB-     Baa3      5,000,000  Valero Energy Corporation, 7.375% due 3/15/2006                 4,746,400
                                                                                                             --------------
                                                                                                                 18,802,230

Industrial--        A        A2        3,000,000  AlliedSignal Inc., 6.20% due 2/01/2008                          2,805,780
Manufacturing--     B        B2        3,000,000  Blount Inc., 7% due 6/15/2005                                   2,527,500
13.1%               A+       A1        1,000,000  DaimlerChrysler NA Holdings, 7.20% due 9/01/2009                1,003,175
                    A+       A2        1,500,000  Danaher Corp., 6% due 10/15/2008                                1,369,035
                    BBB-     Baa3      2,000,000  Equistar Chemicals LP, 8.75% due 2/15/2009 (b)                  1,985,056
                                                  Ford Motor Credit Company:
                    A        A1        3,000,000     8.20% due 2/15/2002                                          3,104,880
                    A        A1        2,700,000     5.596% due 8/27/2006 (a)                                     2,695,032
                                                  General Motors Acceptance Corp.:
                    A        A2        2,000,000     9% due 10/15/2002                                            2,123,060
                    A        A2        6,000,000     8.50% due 1/01/2003                                          6,301,980
                    A        A2        5,000,000     5.85% due 1/14/2009                                          4,611,450
                    BBB-     Baa2      2,000,000  Jones Apparel Group, 7.875% due 6/15/2006 (b)                   1,993,034
                    BBB      Baa2      3,000,000  Lockheed Martin Corp., 7.70% due 6/15/2008                      3,018,990
                    A        A1        3,000,000  PPG Industries Inc., 7.05% due 8/15/2009                        2,985,567
                    BBB      Baa1      5,000,000  Raytheon Co., 6.45% due 8/15/2002                               4,952,350
                    BBB      Ba1       4,000,000  Seagate Technology Inc., 7.125% due 3/01/2004                   3,763,680
                    BBB+     Baa1      2,000,000  Sun Microsystems Inc., 7.50% due 8/15/2006                      2,017,480
                    A        A2        3,000,000  Textron Inc., 6.375% due 7/15/2004                              2,952,600


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


SCHEDULE OF INVESTMENTS (continued)
                   S&P    Moody's        Face                                                                      Value
Industries        Rating   Rating       Amount                Issue                                              (Note 1a)

Bonds & Notes (continued)                                                                       Intermediate Term Portfolio
Industrial--        BBB      Baa2    $ 4,000,000  Union Carbide Corp., 6.70% due 4/01/2009                   $    3,837,908
Manufacturing       A+       A2        4,000,000  United Technologies Corp., 6.50% due 6/01/2009                  3,864,280
(concluded)         A        A2        3,000,000  Xerox Corporation, 6.25% due 11/15/2003                         2,944,230
                                                                                                             --------------
                                                                                                                 60,857,067

Industrial--        BBB      Baa2      4,000,000  Comcast Cable Communications, 8.375% due 5/01/2007              4,187,716
Services--          BBB+     Baa1      4,000,000  Computer Associates International, 6.25% due 4/15/2003          3,856,560
12.6%               A        A2        2,800,000  Computer Sciences Corp., 6.25% due 3/15/2009                    2,643,035
                    BBB+     Baa2      2,500,000  Cox Communications Inc., 7.75% due 8/15/2006                    2,551,797
                    A-       A3        1,000,000  Dayton Hudson Corp., 6.40% due 2/15/2003                          988,510
                    BBB      Baa1      8,500,000  Dillard's, Inc., 6.08% due 8/01/2010 (a)                        8,476,625
                    A        A2        4,071,383  Disney Custom Repackaged Asset Vehicle-403, 6.85% due
                                                  1/10/2007 (b)++                                                 4,076,268
                    BBB      Baa3      5,000,000  HEALTHSOUTH Corp., 7% due 6/15/2008                             4,231,880
                    A-       A3        4,000,000  Hertz Corporation, 7.625% due 8/15/2007                         4,052,880
                    A+       A1        1,275,000  May Department Stores Co., 9.875% due 12/01/2002                1,392,326
                    BBB-     Baa3      4,000,000  News America Holdings, Inc., 8.625% due 2/01/2003               4,172,560
                    BBB      Baa2      5,000,000  Nielsen Media Research, 7.60% due 6/15/2009                     5,000,530
                    BB+      Baa3      5,000,000  Saks Incorporated, 7% due 7/15/2004                             4,800,700
                    BBB      Baa2      1,000,000  Service Corporation International, 6.75% due 6/01/2001            983,200
                    AA-      A2        3,000,000  TCI Communications Inc., 8.65% due 9/15/2004                    3,228,900
                    BBB      Baa2      2,500,000  Time Warner Entertainment Co., 9.625% due 5/01/2002             2,654,175
                    BBB      Ba1       1,000,000  USA Waste Services Inc., 6.125% due 7/15/2001 (a)                 958,775
                                                                                                             --------------
                                                                                                                 58,256,437

Industrial--                                      Southwest Airlines Co.:
Transportation--    A-       A3        6,500,000     9.40% due 7/01/2001                                          6,782,165
1.9%                A-       A3        1,000,000     8% due 3/01/2005                                             1,029,390
                    BBB-     Baa3      1,000,000  Union Pacific Corp., 6.625% due 2/01/2008                         947,170
                                                                                                             --------------
                                                                                                                  8,758,725

Utilities--         A        A2        5,000,000  360 Communications Co., 7.50% due 3/01/2006                     5,085,900
Communications--    A-       A2        4,000,000  ALLTEL Corporation, 6.75% due 9/15/2005                         3,926,400
4.5%                AA       Aa2       2,500,000  Bell Telephone Company of Pennsylvania, 7.375%
                                                  due 7/15/2007                                                   2,561,800
                    BB       Ba2       3,000,000  Frontier Corp., 6% due 10/15/2013 (a)                           2,809,110
                    A        Baa1      1,000,000  GTE Corp., 9.375% due 12/01/2000                                1,034,510
                    AA       Aa2       2,200,000  Southwestern Bell Telecommunications Corp., 6.625% due
                                                  4/01/2005                                                       2,188,142
                    BBB+     Baa1        500,000  Sprint Capital Corporation, 5.70% due 11/15/2003                  477,460
                    A-       Baa1      3,000,000  US West Capital Funding Inc., 6.375% due 7/15/2008              2,807,760
                                                                                                             --------------
                                                                                                                 20,891,082

Utilities--         A        A3          500,000  Central Power & Light Co., 6.625% due 7/01/2005                   487,610
Electric--          AAA      Aaa       3,000,000  Cleveland Electric/Toledo Edison, 7.13% due 7/01/2007           2,953,950
4.3%                AAA      Aaa       5,000,000  Commonwealth Edison Inc., 8.25% due 10/01/2006                  5,299,060
                    BBB+     Baa1      1,000,000  Conectiv Inc., 6.73% due 6/01/2006                                988,770
                    A-       A2        3,000,000  Edison International Inc., 6.875% due 9/15/2004                 2,982,480
                    BBB-     Baa3      3,900,000  Niagra Mohawk Power Corp., 7.75% due 10/01/2008                 3,965,091
                    AA-      A1          500,000  PG&E Corp., 6.25% due 8/01/2003                                   492,955
                    A-       A3        1,000,000  Pennsylvania Power & Light Co., 6.125% due 5/01/2006 (a)          998,810
                    BBB      Baa3      2,000,000  Texas Utilities Company, 5.94% due 10/15/2011 (a)               1,971,940
                                                                                                             --------------
                                                                                                                 20,140,666


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


SCHEDULE OF INVESTMENTS (continued)
                   S&P    Moody's        Face                                                                      Value
Industries        Rating   Rating       Amount                Issue                                              (Note 1a)

Bonds & Notes (concluded)                                                                       Intermediate Term Portfolio
Yankee              BBB-     Baa3    $ 3,000,000  Abitibi Consolidated Financial, 7.875% due
Corporates***--                                   8/01/2009 (3)                                              $    2,966,364
11.1%                                             AmVescap PLC (2):
                    BBB      A3        2,000,000     6.375% due 5/15/2003                                         1,946,440
                    BBB      A3        2,000,000     6.60% due 5/15/2005                                          1,910,280
                    A        A1        2,000,000  Banco Central Hispanoamercano SA (Cayman Islands),
                                                  7.70% due 7/15/2006 (2)                                         2,009,480
                    AAA      Aaa       1,000,000  Banco Santander-Chile, 6.50% due 11/01/2005 (2)                   954,756
                    BBB+     Baa3      3,000,000  Fairfax Financial Holdings Ltd., 7.375% due
                                                  3/15/2006 (2)                                                   2,743,626
                    A        A1        2,000,000  Ford Capital BV, 9.875% due 5/15/2002 (2)                       2,151,920
                    BBB-     Ba1       3,000,000  Gruma, SA de CV, 7.625% due 10/15/2007 (3)                      2,632,500
                    AAA      Aaa       2,000,000  International Bank for Reconstruction & Development,
                                                  5.625% due 3/17/2003 (2)                                        1,960,700
                    A-       A3       10,000,000  Israel Electric Corp. Ltd., 7.75% due 3/01/2009 (b)(3)          9,905,160
                    BBB+     A3        2,650,000  Koninklijke (Royal) Philips Electronics NV, 7.75% due
                                                  4/15/2004 (3)                                                   2,687,763
                    BBB-     Baa3      3,000,000  Korea Electric Power Corp., 8% due 7/01/2002 (3)                2,969,280
                    A-       A3        6,000,000  MCI Worldcom Inc., 6.125% due 8/15/2001 (3)                     5,965,860
                    A-       A2        5,000,000  Trans-Canada Pipelines, 6.43% due 3/15/2029 (3)                 4,888,150
                    A        A2        6,000,000  WMC Finance (USA) Ltd., 6.75% due 12/01/2006 (2)                5,750,640
                                                                                                             --------------
                                                                                                                 51,442,919

Yankee              BBB      A3        1,500,000  People's Republic of China, 7.30% due 12/15/2008 (1)            1,440,758
Sovereign***--
0.3%
                                                  Total Investments in Bonds &Notes
                                                  (Cost--$464,000,813)--97.2%                                   450,840,138

Short-Term Securities

Repurchase                             8,523,000  Warburg Dillon Read LLC, purchased on 9/30/1999 to
Agreements**--                                    yield 5.32% to 10/01/1999                                       8,523,000
1.9%
                                                  Total Investments in Short-Term Securities
                                                  (Cost--$8,523,000)--1.9%                                        8,523,000


Total Investments (Cost--$472,523,813)--99.1%                                                                   459,363,138

Other Assets Less Liabilities--0.9%                                                                               4,331,465
                                                                                                             --------------
Net Assets--100.0%                                                                                           $  463,694,603
                                                                                                             ==============



  *Not Rated.
 **Repurchase Agreements are fully collateralized by US Government
   & Agency Obligations.
***Corresponding industry groups for foreign securities, which are denominated in US dollars:
(1)Government Entity.
(2)Financial Institution.
(3)Industrial.
(a)Floating rate note.
(b)The security may be offered and sold to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933.
 ++Subject to principal paydowns.
   Ratings of issues shown have not been audited by Deloitte & Touche
   LLP.

See Notes to Financial Statements.


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


FINANCIAL INFORMATION

Statements of Assets and Liabilities as of September 30, 1999
                                                                                           Investment      Intermediate
                                                                                        Grade Portfolio   Term Portfolio
Assets:             Investments, at value* (Note 1a)                                     $1,370,593,354   $  459,363,138
                    Cash                                                                        136,629          120,309
                    Receivables:
                      Interest                                                               24,017,014        7,689,664
                      Securities sold                                                        18,911,120        6,398,848
                      Capital shares sold                                                     2,028,999          906,975
                      Loaned securities (Note 5)                                                  4,829              841
                    Prepaid registration fees and other assets (Note 1f)                         33,448           17,560
                                                                                         --------------   --------------
                    Total assets                                                          1,415,725,393      474,497,335
                                                                                         --------------   --------------

Liabilities:        Payables:
                      Securities purchased                                                   18,928,857        6,079,493
                      Capital shares redeemed                                                 6,102,411        2,831,787
                      Dividends to shareholders (Note 1g)                                     3,237,449        1,067,279
                      Distributor (Note 2)                                                      477,161           80,264
                      Investment adviser (Note 2)                                                55,157           18,460
                    Accrued expenses and other liabilities                                      639,098          725,449
                                                                                         --------------   --------------
                    Total liabilities                                                        29,440,133       10,802,732
                                                                                         --------------   --------------

Net Assets:         Net assets                                                           $1,386,285,260   $  463,694,603
                                                                                         ==============   ==============

Net Assets          Class A Common Stock, $.10 par value++                               $    4,920,557   $    1,450,282
Consist of:         Class B Common Stock, $.10 par value++++                                  5,848,410        1,460,091
                    Class C Common Stock, $.10 par value++++++                                  731,383           35,137
                    Class D Common Stock, $.10 par value++++++++                              1,244,139        1,228,331
                    Paid-in capital in excess of par                                      1,471,933,354      485,407,286
                    Accumulated realized capital losses on investments--net
                    (Note 6)                                                                (25,147,549)     (10,981,136)
                    Accumulated distributions in excess of realized capital
                    gains on investments--net (Note 1g)                                     (19,506,181)      (1,744,713)
                    Unrealized depreciation on investments--net                             (53,738,853)     (13,160,675)
                                                                                         --------------   --------------
                    Net assets                                                           $1,386,285,260   $  463,694,603
                                                                                         ==============   ==============

Net Asset           Class A:  Net assets                                                 $  535,188,373   $  161,112,984
Value:                                                                                   ==============   ==============
                    Shares outstanding                                                       49,205,566       14,502,819
                                                                                         ==============   ==============
                    Net asset value and redemption price per share                       $        10.88   $        11.11
                                                                                         ==============   ==============
                    Class B:  Net assets                                                 $  636,114,587   $  162,211,432
                                                                                         ==============   ==============
                    Shares outstanding                                                       58,484,102       14,600,911
                                                                                         ==============   ==============
                    Net asset value and redemption price per share                       $        10.88   $        11.11
                                                                                         ==============   ==============
                    Class C:  Net assets                                                 $   79,581,337   $    3,903,573
                                                                                         ==============   ==============
                    Shares outstanding                                                        7,313,833          351,369
                                                                                         ==============   ==============
                    Net asset value and redemption price per share                       $        10.88   $        11.11
                                                                                         ==============   ==============
                    Class D:  Net assets                                                 $  135,400,963   $  136,466,614
                                                                                         ==============   ==============
                    Shares outstanding                                                       12,441,386       12,283,313
                                                                                         ==============   ==============
                    Net asset value and redemption price per share                       $        10.88   $        11.11
                                                                                         ==============   ==============

                   *Identified cost                                                      $1,424,332,207   $  472,523,813
                                                                                         ==============   ==============
                  ++Authorized shares--Class A                                              250,000,000      100,000,000
                                                                                         ==============   ==============
                ++++Authorized shares--Class B                                              250,000,000       50,000,000
                                                                                         ==============   ==============
              ++++++Authorized shares--Class C                                              100,000,000       50,000,000
                                                                                         ==============   ==============
            ++++++++Authorized shares--Class D                                              100,000,000       50,000,000
                                                                                         ==============   ==============

                    See Notes to Financial Statements.


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


FINANCIAL INFORMATION (continued)

Statements of Operations for the Year Ended September 30, 1999
                                                                                           Investment        Intermediate
                                                                                             Grade               Term
                                                                                           Portfolio          Portfolio
Investment          Interest and discount earned                                         $  103,123,892   $   33,748,142
Income              Other                                                                       181,452           33,299
(Note 1e):                                                                               --------------   --------------
                    Total income                                                            103,305,344       33,781,441
                                                                                         --------------   --------------

Expenses:           Investment advisory fees (Note 2)                                         5,480,662        1,779,743
                    Account maintenance and distribution fees--Class B (Note 2)               5,370,649          900,105
                    Transfer agent fees--Class B (Note 2)                                     1,328,354          599,363
                    Transfer agent fees--Class A (Note 2)                                       988,501          569,361
                    Account maintenance and distribution fees--Class C (Note 2)                 695,862           25,237
                    Transfer agent fees--Class D (Note 2)                                       226,802          423,480
                    Account maintenance fees--Class D (Note 2)                                  333,150          130,881
                    Registration fees (Note 1f)                                                 116,949           81,135
                    Transfer agent fees--Class C (Note 2)                                       165,046           16,845
                    Printing and shareholder reports                                            134,415           44,875
                    Accounting services (Note 2)                                                133,078           45,616
                    Custodian fees                                                               85,122           41,010
                    Professional fees                                                            43,099           17,418
                    Pricing fees                                                                 18,366           10,743
                    Directors' fees and expenses                                                  7,008            2,419
                    Other                                                                        12,470            4,958
                                                                                         --------------   --------------
                    Total expenses                                                           15,139,533        4,693,189
                                                                                         --------------   --------------
                    Investment income--net                                                   88,165,811       29,088,252
                                                                                         --------------   --------------

Realized &          Realized loss on investments--net                                       (18,307,068)      (5,110,689)
Unrealized          Change in unrealized appreciation/depreciation on
Loss on             investments--net                                                       (103,169,694)     (26,026,481)
Investments--Net                                                                         --------------   --------------
(Notes 1c,          Net Decrease in Net Assets Resulting from Operations                 $  (33,310,951)  $   (2,048,918)
1e & 3):                                                                                 ==============   ==============

                    See Notes to Financial Statements.



Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


FINANCIAL INFORMATION (continued)

Statements of Changes in Net Assets                                                           Investment Grade Portfolio
                                                                                               For the Year Ended
                                                                                                 September 30,
Increase (Decrease) in Net Assets:                                                            1999              1998
Operations:         Investment income--net                                               $   88,165,811   $   75,133,001
                    Realized gain (loss) on investments--net                                (18,307,068)      12,258,526
                    Change in unrealized appreciation/depreciation on
                    investments--net                                                       (103,169,694)      32,346,813
                                                                                         --------------   --------------
                    Net increase (decrease) in net assets resulting from operations         (33,310,951)     119,738,340
                                                                                         --------------   --------------

Dividends to        Investment income--net:
Shareholders          Class A                                                               (36,365,681)     (34,390,305)
(Note 1g):            Class B                                                               (39,073,573)     (32,213,539)
                      Class C                                                                (4,752,280)      (3,047,800)
                      Class D                                                                (7,974,277)      (5,481,357)
                                                                                         --------------   --------------
                    Net decrease in net assets resulting from dividends to
                    shareholders                                                            (88,165,811)     (75,133,001)
                                                                                         --------------   --------------
Capital Share       Net increase in net assets derived from capital share
Transactions        transactions                                                             21,096,414      217,046,843
(Note 4):                                                                                --------------   --------------

Net Assets:         Total increase (decrease) in net assets                                (100,380,348)     261,652,182
                    Beginning of year                                                     1,486,665,608    1,225,013,426
                                                                                         --------------   --------------
                    End of year                                                          $1,386,285,260   $1,486,665,608
                                                                                         ==============   ==============

                    See Notes to Financial Statements.


Statements of Changes in Net Assets (concluded)                                              Intermediate Term Portfolio
                                                                                                For the Year Ended
                                                                                                  September 30,
Increase (Decrease) in Net Assets:                                                           1999               1998
Operations:         Investment income--net                                               $   29,088,252   $   26,075,215
                    Realized gain (loss) on investments--net                                 (5,110,689)       3,775,926
                    Change in unrealized appreciation/depreciation on
                    investments--net                                                        (26,026,481)       9,218,836
                                                                                         --------------   --------------
                    Net increase (decrease) in net assets resulting from operations          (2,048,918)      39,069,977
                                                                                         --------------   --------------
Dividends to        Investment income--net:
Shareholders          Class A                                                               (10,897,908)     (11,720,141)
(Note 1g):            Class B                                                               (10,046,366)      (8,877,407)
                      Class C                                                                  (281,121)        (120,517)
                      Class D                                                                (7,862,857)      (5,357,150)
                                                                                         --------------   --------------
                    Net decrease in net assets resulting from dividends to
                    shareholders                                                            (29,088,252)     (26,075,215)
                                                                                         --------------   --------------

Capital Share       Net increase in net assets derived from capital share
Transactions        transactions                                                              4,562,908       84,105,026
(Note 4):                                                                                --------------   --------------

Net Assets:         Total increase (decrease) in net assets                                 (26,574,262)      97,099,788
                    Beginning of year                                                       490,268,865      393,169,077
                                                                                         --------------   --------------
                    End of year                                                          $  463,694,603   $  490,268,865
                                                                                         ==============   ==============

                    See Notes to Financial Statements.


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


FINANCIAL INFORMATION (continued)

Financial Highlights                                                                          Investment Grade Portfolio
The following per share data and ratios have been derived
from information provided in the financial statements.                                     Class A
                                                                               For the Year Ended September 30,
Increase (Decrease) in Net Asset Value:                                  1999       1998     1997      1996       1995
Per Share           Net asset value, beginning of year                $  11.78   $  11.40  $  11.16  $  11.51   $  10.77
Operating                                                             --------   --------  --------  --------   --------
Performance:        Investment income--net                                 .70        .73       .76       .76        .80
                    Realized and unrealized gain (loss) on
                    investments--net                                      (.90)       .38       .24      (.35)       .74
                                                                      --------   --------  --------  --------   --------
                    Total from investment operations                      (.20)      1.11      1.00       .41       1.54
                                                                      --------   --------  --------  --------   --------
                    Less dividends from investment income--net            (.70)      (.73)     (.76)     (.76)      (.80)
                                                                      --------   --------  --------  --------   --------
                    Net asset value, end of year                      $  10.88   $  11.78  $  11.40  $  11.16   $  11.51
                                                                      ========   ========  ========  ========   ========

Total Investment    Based on net asset value per share                  (1.70%)    10.05%     9.22%     3.60%     14.93%
Return:*                                                              ========   ========  ========  ========   ========

Ratios to Average   Expenses                                              .57%       .58%      .57%      .56%       .58%
Net Assets:                                                           ========   ========  ========  ========   ========
                    Investment income--net                               6.22%      6.32%     6.73%     6.64%      7.30%
                                                                      ========   ========  ========  ========   ========

Supplemental        Net assets, end of year (in thousands)            $535,188   $600,655  $519,708  $608,901   $472,388
Data:                                                                 ========   ========  ========  ========   ========
                    Portfolio turnover                                  79.06%    149.41%   113.46%    88.53%    108.07%
                                                                      ========   ========  ========  ========   ========



The following per share data and ratios have been derived
from information provided in the financial statements.                                     Class B
                                                                               For the Year Ended September 30,
Increase (Decrease) in Net Asset Value:                                  1999       1998     1997      1996       1995
Per Share           Net asset value, beginning of year                $  11.78   $  11.40  $  11.16  $  11.51   $  10.77
Operating                                                             --------   --------  --------  --------   --------
Performance:        Investment income--net                                 .61        .64       .67       .67        .72
                    Realized and unrealized gain (loss) on
                    investments--net                                      (.90)       .38       .24      (.35)       .74
                                                                      --------   --------  --------  --------   --------
                    Total from investment operations                      (.29)      1.02       .91       .32       1.46
                                                                      --------   --------  --------  --------   --------
                    Less dividends from investment income--net            (.61)      (.64)     (.67)     (.67)      (.72)
                                                                      --------   --------  --------  --------   --------
                    Net asset value, end of year                      $  10.88   $  11.78  $  11.40  $  11.16   $  11.51
                                                                      ========   ========  ========  ========   ========

Total Investment    Based on net asset value per share                  (2.45%)     9.21%     8.39%     2.81%     14.04%
Return:*                                                              ========   ========  ========  ========   ========

Ratios to Average   Expenses                                             1.33%      1.34%     1.34%     1.32%      1.35%
Net Assets:                                                           ========   ========  ========  ========   ========
                    Investment income--net                               5.46%      5.56%     5.96%     5.88%      6.52%
                                                                      ========   ========  ========  ========   ========

Supplemental        Net assets, end of year (in thousands)            $636,115   $685,345  $577,989  $724,089   $631,517
Data:                                                                 ========   ========  ========  ========   ========
                    Portfolio turnover                                  79.06%    149.41%   113.46%    88.53%    108.07%
                                                                      ========   ========  ========  ========   ========



                   *Total investment returns exclude the effects of sales charges.

                    See Notes to Financial Statements.



Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


FINANCIAL INFORMATION (continued)

Financial Highlights (continued)                                                              Investment Grade Portfolio
                                                                                           Class C
                                                                                                                For the
                                                                                                                Period
The following per share data and ratios have been derived                                                      Oct. 21,
from information provided in the financial statements.                                                         1994++ to
                                                                          For the Year Ended September 30,     Sept. 30,
Increase (Decrease) in Net Asset Value:                                  1999       1998     1997      1996       1995
Per Share           Net asset value, beginning of period              $  11.79   $  11.40  $  11.17  $  11.51   $  10.67
Operating                                                             --------   --------  --------  --------   --------
Performance:        Investment income--net                                 .61        .63       .67       .66        .67
                    Realized and unrealized gain (loss) on
                    investments--net                                      (.91)       .39       .23      (.34)       .84
                                                                      --------   --------  --------  --------   --------
                    Total from investment operations                      (.30)      1.02       .90       .32       1.51
                                                                      --------   --------  --------  --------   --------
                    Less dividends from investment
                    income--net                                           (.61)      (.63)     (.67)     (.66)      (.67)
                                                                      --------   --------  --------  --------   --------
                    Net asset value, end of period                    $  10.88   $  11.79  $  11.40  $  11.17   $  11.51
                                                                      ========   ========  ========  ========   ========

Total Investment    Based on net asset value per share                  (2.58%)     9.25%     8.23%     2.85%     14.60%+++
Return:**                                                             ========   ========  ========  ========   ========

Ratios to Average   Expenses                                             1.38%      1.40%     1.39%     1.38%      1.40%*
Net Assets:                                                           ========   ========  ========  ========   ========
                    Investment income--net                               5.41%      5.50%     5.91%     5.83%      6.27%*
                                                                      ========   ========  ========  ========   ========

Supplemental        Net assets, end of period (in thousands)          $ 79,581   $ 77,464  $ 49,918  $ 64,931   $ 25,778
Data:                                                                 ========   ========  ========  ========   ========
                    Portfolio turnover                                  79.06%    149.41%   113.46%    88.53%    108.07%
                                                                      ========   ========  ========  ========   ========


                                                                                           Class D
                                                                                                                For the
                                                                                                                Period
The following per share data and ratios have been derived                                                      Oct. 21,
from information provided in the financial statements.                                                         1994++ to
                                                                          For the Year Ended September 30,     Sept. 30,
Increase (Decrease) in Net Asset Value:                                  1999      1998      1997      1996       1995
Per Share           Net asset value, beginning of period              $  11.79   $  11.41  $  11.17  $  11.51   $  10.67
Operating                                                             --------   --------  --------  --------   --------
Performance:        Investment income--net                                 .67        .70       .73       .73        .73
                    Realized and unrealized gain (loss) on
                    investments--net                                      (.91)       .38       .24      (.34)       .84
                                                                      --------   --------  --------  --------   --------
                    Total from investment operations                      (.24)      1.08       .97       .39       1.57
                                                                      --------   --------  --------  --------   --------
                    Less dividends from investment
                    income--net                                           (.67)      (.70)     (.73)     (.73)      (.73)
                                                                      --------   --------  --------  --------   --------
                    Net asset value, end of period                    $  10.88   $  11.79  $  11.41  $  11.17   $  11.51
                                                                      ========   ========  ========  ========   ========

Total Investment    Based on net asset value per share                  (2.03%)     9.77%     8.95%     3.43%     15.22%+++
Return:**                                                             ========   ========  ========  ========   ========

Ratios to Average   Expenses                                              .82%       .82%      .82%      .81%       .83%*
Net Assets:                                                           ========   ========  ========  ========   ========
                    Investment income--net                               5.98%      6.07%     6.47%     6.40%      6.91%*
                                                                      ========   ========  ========  ========   ========

Supplemental        Net assets, end of period (in thousands)          $135,401   $123,202  $ 77,398  $ 63,822   $ 25,153
Data:                                                                 ========   ========  ========  ========   ========
                    Portfolio turnover                                  79.06%    149.41%   113.46%    88.53%    108.07%
                                                                      ========   ========  ========  ========   ========


                   *Annualized.
                  **Total investment returns exclude the effects of sales charges.
                  ++Commencement of operations.
                 +++Aggregate total investment return.

                    See Notes to Financial Statements.


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


FINANCIAL INFORMATION (continued)

Financial Highlights (continued)                                                            Intermediate Term Portfolio
The following per share data and ratios have been derived
from information provided in the financial statements.                                      Class A
                                                                                For the Year Ended September 30,
Increase (Decrease) in Net Asset Value:                                  1999       1998      1997     1996       1995
Per Share           Net asset value, beginning of year                $  11.83   $  11.49  $  11.28  $  11.50   $  10.90
Operating                                                             --------   --------  --------  --------   --------
Performance:        Investment income--net                                 .70        .73       .73       .73        .79
                    Realized and unrealized gain (loss) on
                    investments--net                                      (.72)       .34       .21      (.22)       .60
                                                                      --------   --------  --------  --------   --------
                    Total from investment operations                      (.02)      1.07       .94       .51       1.39
                                                                      --------   --------  --------  --------   --------
                    Less dividends from investment income--net            (.70)      (.73)     (.73)     (.73)      (.79)
                                                                      --------   --------  --------  --------   --------
                    Net asset value, end of year                      $  11.11   $  11.83  $  11.49  $  11.28   $  11.50
                                                                      ========   ========  ========  ========   ========

Total Investment    Based on net asset value per share                   (.18%)     9.59%     8.59%     4.56%     13.33%
Return:*                                                              ========   ========  ========  ========   ========

Ratios to Average   Expenses                                              .73%       .67%      .65%      .59%       .59%
Net Assets:                                                           ========   ========  ========  ========   ========
                    Investment income--net                               6.09%      6.27%     6.43%     6.41%      7.14%
                                                                      ========   ========  ========  ========   ========

Supplemental        Net assets, end of year (in thousands)            $161,113   $200,679  $179,115  $216,545   $217,714
Data:                                                                 ========   ========  ========  ========   ========
                    Portfolio turnover                                 113.52%    111.03%    76.99%    96.40%    142.84%
                                                                      ========   ========  ========  ========   ========


The following per share data and ratios have been derived
from information provided in the financial statements.                                     Class B
                                                                               For the Year Ended September 30,
Increase (Decrease) in Net Asset Value:                                  1999      1998      1997      1996       1995
Per Share           Net asset value, beginning of year                $  11.83   $  11.50  $  11.28  $  11.50   $  10.90
Operating                                                             --------   --------  --------  --------   --------
Performance:        Investment income--net                                 .64        .67       .67       .67        .74
                    Realized and unrealized gain (loss) on
                    investments--net                                      (.72)       .33       .22      (.22)       .60
                                                                      --------   --------  --------  --------   --------
                    Total from investment operations                      (.08)      1.00       .89       .45       1.34
                                                                      --------   --------  --------  --------   --------
                    Less dividends from investment income--net            (.64)      (.67)     (.67)     (.67)      (.74)
                                                                      --------   --------  --------  --------   --------
                    Net asset value, end of year                      $  11.11   $  11.83  $  11.50  $  11.28   $  11.50
                                                                      ========   ========  ========  ========   ========

Total Investment    Based on net asset value per share                   (.69%)     8.94%     8.13%     4.02%     12.73%
Return:*                                                              ========   ========  ========  ========   ========

Ratios to Average   Expenses                                             1.24%      1.18%     1.17%     1.11%      1.11%
Net Assets:                                                           ========   ========  ========  ========   ========
                    Investment income--net                               5.58%      5.75%     5.91%     5.89%      6.61%
                                                                      ========   ========  ========  ========   ========

Supplemental        Net assets, end of year (in thousands)            $162,211   $178,464  $148,148  $216,641   $212,146
Data:                                                                 ========   ========  ========  ========   ========
                    Portfolio turnover                                 113.52%    111.03%    76.99%    96.40%    142.84%
                                                                      ========   ========  ========  ========   ========


                   *Total investment returns exclude the effects of sales charges.

                    See Notes to Financial Statements.


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


FINANCIAL INFORMATION (concluded)

Financial Highlights (concluded)                                                             Intermediate Term Portfolio
                                                                                           Class C
                                                                                                                For the
                                                                                                                Period
The following per share data and ratios have been derived                                                      Oct. 21,
from information provided in the financial statements.                                                         1994++ to
                                                                          For the Year Ended September 30,     Sept. 30,
Increase (Decrease) in Net Asset Value:                                  1999      1998      1997      1996       1995
Per Share           Net asset value, beginning of period              $  11.83   $  11.49  $  11.28  $  11.50   $  10.81
Operating                                                             --------   --------  --------  --------   --------
Performance:        Investment income--net                                 .64        .67       .67       .67        .70
                    Realized and unrealized gain (loss) on
                    investments--net                                      (.72)       .34       .21      (.22)       .69
                                                                      --------   --------  --------  --------   --------
                    Total from investment operations                      (.08)      1.01       .88       .45       1.39
                                                                      --------   --------  --------  --------   --------
                    Less dividends from investment income--net            (.64)      (.67)     (.67)     (.67)      (.70)
                                                                      --------   --------  --------  --------   --------
                    Net asset value, end of period                    $  11.11   $  11.83  $  11.49  $  11.28   $  11.50
                                                                      ========   ========  ========  ========   ========

Total Investment    Based on net asset value per share                   (.70%)     9.03%     7.99%     3.99%     13.25%+++
Return:**                                                             ========   ========  ========  ========   ========

Ratios to Average   Expenses                                             1.24%      1.20%     1.20%     1.15%      1.14%*
Net Assets:                                                           ========   ========  ========  ========   ========
                    Investment income--net                               5.57%      5.70%     5.89%     5.86%      6.24%*
                                                                      ========   ========  ========  ========   ========

Supplemental        Net assets, end of period (in thousands)          $  3,904   $  4,832  $  1,571  $ 10,144   $  6,806
Data:                                                                 ========   ========  ========  ========   ========
                    Portfolio turnover                                 113.52%    111.03%    76.99%    96.40%    142.84%
                                                                      ========   ========  ========  ========   ========

                                                                                           Class D
                                                                                                                For the
                                                                                                                Period
The following per share data and ratios have been derived                                                      Oct. 21,
from information provided in the financial statements.                                                         1994++ to
                                                                          For the Year Ended September 30,     Sept. 30,
Increase (Decrease) in Net Asset Value:                                  1999      1998      1997      1996       1995
Per Share           Net asset value, beginning of period              $  11.83   $  11.50  $  11.28  $  11.50   $  10.81
Operating                                                             --------   --------  --------  --------   --------
Performance:        Investment income--net                                 .69        .71       .72       .72        .74
                    Realized and unrealized gain (loss) on
                    investments--net                                      (.72)       .33       .22      (.22)       .69
                                                                      --------   --------  --------  --------   --------
                    Total from investment operations                      (.03)      1.04       .94       .50       1.43
                                                                      --------   --------  --------  --------   --------
                    Less dividends from investment income--net            (.69)      (.71)     (.72)     (.72)      (.74)
                                                                      --------   --------  --------  --------   --------
                    Net asset value, end of period                    $  11.11   $  11.83  $  11.50  $  11.28   $  11.50
                                                                      ========   ========  ========  ========   ========

Total Investment    Based on net asset value per share                   (.28%)     9.39%     8.58%     4.46%     13.65%+++
Return:**                                                             ========   ========  ========  ========   ========

Ratios to Average   Expenses                                              .83%       .77%      .77%      .71%       .70%*
Net Assets:                                                           ========   ========  ========  ========   ========
                    Investment income--net                               6.01%      6.16%     6.32%     6.32%      6.81%*
                                                                      ========   ========  ========  ========   ========

Supplemental        Net assets, end of period (in thousands)          $136,467   $106,294  $ 64,335  $ 33,270   $ 16,349
Data:                                                                 ========   ========  ========  ========   ========
                    Portfolio turnover                                 113.52%    111.03%    76.99%    96.40%    142.84%
                                                                      ========   ========  ========  ========   ========


                  *Annualized.
                 **Total investment returns exclude the effects of sales charges.
                 ++Commencement of operations.
                +++Aggregate total investment return.

                   See Notes to Financial Statements.


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:
The Investment Grade Portfolio and the Intermediate Term Portfolio ("Portfolio" or "Portfolios") are two of the three portfolios in Merrill Lynch Corporate Bond Fund, Inc. (the "Fund") which is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The Portfolios' financial statements are prepared in accordance with generally accepted accounting principles, which may require the use of management accruals and estimates. Each Portfolio offers four classes of shares under the Merrill Lynch Select Pricingsm System. Shares of Class A and Class D are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class B, Class C and Class D Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. The following is a summary of significant accounting policies followed by the Portfolios.

(a) Valuation of investments--Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued, or lacking any sales, at the mean between closing bid and asked prices. Securities traded in the over-the-counter market are valued at the most recent bid prices as obtained from one or more dealers that make markets in the securities. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market, and it is expected that for debt securities this ordinarily will be the over-the-counter market. Short-term securities are valued at amortized cost, which approximates market value.

Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Financial futures contracts and options thereon, which are traded on exchanges, are valued at their closing price at the close of such exchanges. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund, including valuations furnished by a pricing service retained by the Fund which may use a matrix system for valuations.

(b) Repurchase agreements--The Fund invests in US Government securities pursuant to repurchase agreements. Under such agreements, the counterparty agrees to repurchase the security at a mutually agreed upon time and price. The Fund takes possession of the underlying securities, marks to market such securities and, if necessary, receives additions to such securities daily to ensure that the contract is fully collateralized.

(c) Derivative financial instruments--The Portfolios may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the equity, debt and currency markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

* Financial futures contracts--The Portfolios may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, each Portfolio deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, each Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by each Portfolio as unrealized gains or losses. When the contract is closed, each Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

* Options--The Portfolios are authorized to purchase and write call and put options. When each Portfolio writes an option, an amount equal to the premium received by each Portfolio is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written.


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


NOTES TO FINANCIAL STATEMENTS (continued)

When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or each Portfolio enters into a closing transaction), each Portfolio realizes a gain or loss on the option to the extent of the premiums received or paid (or loss or gain to the extent the cost of the closing transaction exceeds the premium paid or received).

Written and purchased options are non-income producing investments.

(d) Income taxes--It is the Portfolios' policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(e) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest income (including amortization of discount) is recognized on the accrual basis. Realized gains and losses on security transactions are determined on the identified cost basis.

(f) Prepaid registration fees--Prepaid registration fees are charged to expense as the related shares are issued.

(g) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates. Distributions in excess of realized capital gains are due primarily to differing tax treatments for post-October losses.

2. Investment Advisory Agreement and
Transactions with Affiliates:
The Fund has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Fund has also entered into a Distribution Agreement and Distribution Plans with Merrill Lynch Funds Distributor ("MLFD" or the "Distributor"), a division of Princeton Funds Distributor, Inc. ("PFD"), which is a wholly-owned subsidiary of Merrill Lynch Group, Inc.

FAM is responsible for the management of the Fund's Portfolios and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Fund. For such services, FAM receives at the end of each month a fee with respect to each Portfolio at the annual rates set forth below which are based upon the aggregate average daily value of the Fund's net assets at the following annual rates: .50% of the Fund's average daily net assets not exceeding $250 million; .45% of the average daily net assets in excess of $250 million but not exceeding $500 million; .40% of average daily net assets in excess of $500 million but not exceeding $750 million; and .35% of average daily net assets in excess of $750 million. For the year ended September 30, 1999, the aggregate average daily net assets of the Fund, including the Fund's High Income Portfolio, was approximately $7,730,587,000.

Pursuant to the Distribution Plans adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares of each Portfolio as follows:


                                   Account                      Distribution
                               Maintenance Fees                      Fees

Portfolio               Class B    Class C      Class D      Class B    Class C
Investment Grade..        .25%       .25%         .25%         .50%        .55%
Intermediate Term.        .25%       .25%         .10%         .25%        .25%


Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., also provides account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class B, Class C and Class D shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.



Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999



For the year ended September 30, 1999, MLFD earned underwriting discounts and direct commissions and MLPF&S earned dealer concessions on sales of each Portfolio's Class A and Class D Shares as follows:


                                 MLFD                         MLPF&S
Portfolio                Class A       Class D        Class A       Class D

Investment Grade         $2,709        $11,712        $21,749       $119,371
Intermediate Term        $  380        $   837        $ 3,024       $  8,301


For the year ended September 30, 1999, MLPF&S received contingent deferred sales charges of $1,504,163 relating to transactions in Class B Shares, amounting to $1,373,985 and $130,178 in the Investment Grade Portfolio and Intermediate Term Portfolio, respectively, $64,951 relating to transactions in Class C Shares, amounting to $61,415 and $3,536 in the Investment Grade Portfolio and Intermediate Term Portfolio, respectively. Furthermore, MLPF&S received contingent deferred sales charges of $24,833 relating to transactions subject to front-end sales charge waivers in Class D Shares, amounting to $24,725 and $108 in the Investment Grade Portfolio and Intermediate Term Portfolio, respectively.

Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

During the year ended September 30, 1999, the Portfolios paid
Merrill Lynch Security Pricing Service, an affiliate of MLPF&S,
$19,917 for security price quotations to compute the net asset values of the Portfolios.

Accounting services are provided to the Fund by FAM at cost.

Certain officers and/or directors of the Fund are officers and/or directors of FAM, PSI, PFD, FDS, and/or ML & Co.


3. Investments:
Purchases and sales of investments, excluding short-term securities, for the year ended September 30, 1999 were as follows:


                              Investment        Intermediate
                                Grade               Term
                              Portfolio          Portfolio

Purchases                   $ 1,184,474,696    $  547,736,030
                            ---------------    --------------
Sales                       $ 1,164,129,983    $  538,644,086
                            ===============    ==============


Net realized losses for the year ended September 30, 1999 and net unrealized losses as of September 30, 1999 were as follows:


                                 Realized       Unrealized
Investment Grade Portfolio        Losses          Losses

Long-term investments         $ (18,307,068)   $  (53,738,853)
                              -------------    --------------
Total                .        $ (18,307,068)   $  (53,738,853)
                              =============    ==============


                                 Realized        Unrealized
Intermediate Term Portfolio       Losses           Losses

Long-term investments         $  (5,110,689)   $  (13,160,675)
                              -------------    --------------
Total                         $  (5,110,689)   $  (13,160,675)
                              =============    ==============


As of September 30, 1999, net unrealized depreciation for Federal income tax purposes was as follows:


                               Investment       Intermediate
                             Grade Portfolio   Term Portfolio

Gross unrealized
appreciation                  $   3,914,785    $    1,604,967
Gross unrealized
depreciation                    (58,456,342)      (14,799,497)
                              -------------    --------------
Net unrealized
depreciation                  $ (54,541,557)   $  (13,194,530)
                              =============    ==============


The aggregate cost of investments at September 30, 1999 for Federal income tax purposes was $1,425,134,911 for the Investment Grade
Portfolio and $472,557,668 for the Intermediate Term Portfolio.

4. Capital Share Transactions:
Net increase in net assets derived from capital share transactions for the year ended September 30, 1999 was $21,096,414 for the Investment Grade Portfolio and $4,562,908 for the Intermediate Term Portfolio. Net increase in net assets derived from capital share transactions for the year ended September 30, 1998 was $217,046,843 for the Investment Grade Portfolio and $84,105,026 for the Intermediate Term Portfolio.

Transactions in capital shares for each class were as follows:


Investment Grade Portfolio

Class A Shares for the Year                               Dollar
Ended September 30, 1999                Shares            Amount

Shares sold                           16,214,807     $  184,883,346
Shares issued to shareholders
in reinvestment of dividends             635,438          7,199,139
                                   -------------     --------------
Total issued                          16,850,245        192,082,485
Shares redeemed                      (18,623,574)      (211,038,406)
                                   -------------     --------------
Net decrease                          (1,773,329)    $  (18,955,921)
                                   =============     ==============



Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


NOTES TO FINANCIAL STATEMENTS (concluded)


Investment Grade Portfolio

Class A Shares for the Year                               Dollar
Ended September 30, 1998                Shares            Amount

Shares sold                           17,335,975     $  199,879,084
Shares issued to shareholders
in reinvestment of dividends             718,340          8,272,550
                                   -------------     --------------
Total issued                          18,054,315        208,151,634
Shares redeemed                      (12,662,198)      (145,757,775)
                                   -------------     --------------
Net increase                           5,392,117     $   62,393,859
                                   =============     ==============


Investment Grade Portfolio

Class B Shares for the Year                               Dollar
Ended September 30, 1999                Shares            Amount

Shares sold                           26,405,937     $  302,628,886
Shares issued to shareholders
in reinvestment of dividends           2,092,060         23,706,301
                                   -------------     --------------
Total issued                          28,497,997        326,335,187
Automatic conversion of shares        (1,223,169)       (13,762,381)
Shares redeemed                      (26,957,804)      (304,665,737)
                                   -------------     --------------
Net increase                             317,024     $    7,907,069
                                   =============     ==============


Investment Grade Portfolio

Class B Shares for the Year                               Dollar
Ended September 30, 1998                Shares            Amount

Shares sold                           24,028,055     $  277,445,871
Shares issued to shareholders
in reinvestment of dividends           1,698,194         19,561,558
                                   -------------     --------------
Total issued                          25,726,249        297,007,429
Automatic conversion of shares          (922,142)       (10,628,787)
Shares redeemed                      (17,335,417)      (199,555,281)
                                   -------------     --------------
Net increase                           7,468,690     $   86,823,361
                                   =============     ==============



Investment Grade Portfolio

Class C Shares for the Year                               Dollar
Ended September 30, 1999                Shares            Amount

Shares sold                            4,210,209     $   48,417,409
Shares issued to shareholders
in reinvestment of dividends             287,083          3,251,882
                                   -------------     --------------
Total issued                           4,497,292         51,669,291
Shares redeemed                       (3,755,411)       (42,498,738)
                                   -------------     --------------
Net increase                             741,881     $    9,170,553
                                   =============     ==============


Investment Grade Portfolio

Class C Shares for the Year                               Dollar
Ended September 30, 1998                Shares            Amount

Shares sold                            3,968,421     $   45,833,671
Shares issued to shareholders
in reinvestment of dividends             174,287          2,008,817
                                   -------------     --------------
Total issued                           4,142,708         47,842,488
Shares redeemed                       (1,947,717)       (22,429,950)
                                   -------------     --------------
Net increase                           2,194,991     $   25,412,538
                                   =============     ==============


Investment Grade Portfolio

Class D Shares for the Year                               Dollar
Ended September 30, 1999                Shares            Amount

Shares sold                            6,777,358     $   77,427,023
Automatic conversion of shares         1,222,361         13,762,381
Shares issued to shareholders
in reinvestment of dividends             302,244          3,425,546
                                   -------------     --------------
Total issued                           8,301,963         94,614,950
Shares redeemed                       (6,311,279)       (71,640,237)
                                   -------------     --------------
Net increase                           1,990,684     $   22,974,713
                                   =============     ==============


Investment Grade Portfolio

Class D Shares for the Year                               Dollar
Ended September 30, 1998                Shares            Amount

Shares sold                            7,697,534     $   88,874,921
Automatic conversion of shares           921,625         10,628,787
Shares issued to shareholders
in reinvestment of dividends             248,628          2,867,600
                                   -------------     --------------
Total issued                           8,867,787        102,371,308
Shares redeemed                       (5,202,013)       (59,954,223)
                                   -------------     --------------
Net increase                           3,665,774     $   42,417,085
                                   =============     ==============


Intermediate Term Portfolio

Class A Shares for the Year                               Dollar
Ended September 30, 1999                Shares            Amount

Shares sold                            6,374,055     $   73,294,708
Shares issued to shareholders
in reinvestment of dividends             270,657          3,097,759
                                   -------------     --------------
Total issued                           6,644,712         76,392,467
Shares redeemed                       (9,106,581)      (104,711,051)
                                   -------------     --------------
Net decrease                          (2,461,869)    $  (28,318,584)
                                   =============     ==============


Intermediate Term Portfolio

Class A Shares for the Year                               Dollar
Ended September 30, 1998                Shares            Amount

Shares sold                            5,842,254     $   67,706,458
Shares issued to shareholders
in reinvestment of dividends             313,457          3,631,322
                                   -------------     --------------
Total issued                           6,155,711         71,337,780
Shares redeemed                       (4,773,595)       (55,306,502)
                                   -------------     --------------
Net increase                           1,382,116     $   16,031,278
                                   =============     ==============


Intermediate Term Portfolio

Class B Shares for the Year                               Dollar
Ended September 30, 1999                Shares            Amount

Shares sold                            7,074,193     $   81,409,201
Shares issued to shareholders
in reinvestment of dividends             497,273          5,692,223
                                   -------------     --------------
Total issued                           7,571,466         87,101,424
Automatic conversion of shares          (142,650)        (1,614,531)
Shares redeemed                       (7,913,874)       (90,397,888)
                                   -------------     --------------
Net decrease                            (485,058)    $   (4,910,995)
                                   =============     ==============


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


Intermediate Term Portfolio

Class B Shares for the Year                               Dollar
Ended September 30, 1998                Shares            Amount

Shares sold                            7,031,396     $   81,620,955
Shares issued to shareholders
in reinvestment of dividends             460,065          5,330,419
                                   -------------     --------------
Total issued                           7,491,461         86,951,374
Automatic conversion of shares          (276,942)        (3,211,027)
Shares redeemed                       (5,016,417)       (58,121,721)
                                   -------------     --------------
Net increase                           2,198,102     $   25,618,626
                                   =============     ==============


Intermediate Term Portfolio

Class C Shares for the Year                               Dollar
Ended September 30, 1999                Shares            Amount

Shares sold                            1,102,932     $   12,670,932
Shares issued to shareholders
in reinvestment of dividends              17,371            198,807
                                   -------------     --------------
Total issue                            1,120,303         12,869,739
Shares redeemed                       (1,177,570)       (13,475,781)
                                   -------------     --------------
Net decrease                             (57,267)    $     (606,042)
                                   =============     ==============


Intermediate Term Portfolio

Class C Shares for the Year                               Dollar
Ended September 30, 1998                Shares            Amount

Shares sold                              882,899     $   10,254,262
Shares issued to shareholders
in reinvestment of dividends               6,071             70,376
                                   -------------     --------------
Total issue                              888,970         10,324,638
Shares redeemed                         (617,010)        (7,160,180)
                                   -------------     --------------
Net increase                             271,960     $    3,164,458
                                   =============     ==============


Intermediate Term Portfolio

Class D Shares for the Year                               Dollar
Ended September 30, 1999                 Shares           Amount

Shares sold                            7,804,394     $   89,873,204
Automatic conversion of shares           142,649          1,614,531
Shares issued to shareholders
in reinvestment of dividends             187,617          2,147,865
                                   -------------     --------------
Total issued                           8,134,660         93,635,600
Shares redeemed                       (4,836,590)       (55,237,071)
                                   -------------     --------------
Net increase                           3,298,070     $   38,398,529
                                   =============     ==============


Intermediate Term Portfolio

Class D Shares for the Year                               Dollar
Ended September 30, 1998                 Shares           Amount

Shares sold                            6,222,564     $   72,129,494
Automatic conversion of shares           276,942          3,211,027
Shares issued to shareholders
in reinvestment of dividends             189,794          2,199,224
                                   -------------     --------------
Total issued                           6,689,300         77,539,745
Shares redeemed                       (3,300,479)       (38,249,081)
                                   -------------     --------------
Net increase                           3,388,821     $   39,290,664
                                   =============     ==============



5. Loaned Securities:
At September 30, 1999, the Investment Grade Portfolio held US Treasury Bonds/Notes having an aggregate value of $29,452,000 as collateral for Portfolio securities loaned, having a market value of approximately $28,731,000. The Intermediate Term Portfolio held USTreasury Bonds/Notes having an aggregate value of approximately $16,459,000 as collateral for Portfolio securities loaned, having a market value of approximately $16,134,000.

6. Capital Loss Carryforward:
At September 30, 1999, the Fund had a capital loss carryforward of approximately $23,807,000 in the Investment Grade Portfolio, of which $21,203,000 expires in 2003 and $2,604,000 expires in 2005 and approximately $6,884,000 in the Intermediate Term Portfolio, of which $6,608,000 expires in 2003 and $276,000 expires in 2005. These amounts will be available to offset like amounts of any future taxable gains.


Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders,
Merrill Lynch Corporate Bond Fund, Inc.:

We have audited the accompanying statements of assets and liabilities, including the schedule of invest-ments, of Investment Grade and Intermediate Term Portfolios of Merrill Lynch Corporate Bond Fund, Inc. as of September 30, 1999, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at September 30, 1999 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Investment Grade and Intermediate Term Portfolios of Merrill Lynch Corporate Bond Fund, Inc. as of September 30, 1999, the results of their operations, the changes in their net assets, and the financial highlights for the respective stated periods in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Princeton, New Jersey
November 16, 1999



Merrill Lynch Corporate Bond Fund, Inc.,
Investment Grade Portfolio & Intermediate Term Portfolio
September 30, 1999


IMPORTANT TAX INFORMATION (unaudited)

None of the ordinary income distributions paid monthly by Investment Grade and Intermediate Term Portfolios during the fiscal year ended September 30, 1999 qualify for the dividends received deduction for corporations. Additionally, there were no long-term capital gain distributions paid during the year.

The law varies in each state as to whether and what percentage of dividend income attributable to Federal obligations is exempt from state income tax. We recommend that you consult your tax adviser to determine if any portion of the dividends you received is exempt from state income tax.

Listed below are the percentages of total assets of the Portfolios invested in Federal obligations* as of the end of each quarter of the fiscal year.


For the                Investment Grade    Intermediate Term
Quarter Ended             Portfolio            Portfolio

December 31, 1998           3.98%                2.71%
March 31, 1999              1.24%                2.31%
June 30, 1999                .13%                 .02%
September 30, 1999          6.45%                5.38%


Of the Fund's ordinary income dividends paid monthly to shareholders from the Intermediate Term and Investment Grade Portfolios during the fiscal year ended September 30, 1999, 2.71% and 2.41%, respectively, were attributable to Federal obligations. In calculating the foregoing percentages, expenses of the Portfolios have been allocated on a pro rata basis.

Please retain this information for your records.

[FN]
*For purposes of this calculation, Federal obligations include US
 Treasury Notes, US Treasury Bills, and US Treasury Bonds. Also included are obligations issued by the following agencies: Banks for Cooperatives, Federal Intermediate Credit Banks, Federal Land Banks, Federal Home Loan Banks, and the Student Loan Marketing Association. Repurchase agreements are not included in this calculation.



OFFICERS AND DIRECTORS

Terry K. Glenn, President and Director
Ronald W. Forbes, Director
Cynthia A. Montgomery, Director
Charles C. Reilly, Director
Kevin A. Ryan, Director
Richard R. West, Director
Arthur Zeikel, Director
Christopher G. Ayoub, Senior Vice President
Vincent T. Lathbury III, Senior Vice President
Joseph T. Monagle Jr., Senior Vice President
Donald C. Burke, Vice President and Treasurer
Ira P. Shapiro, Secretary

Custodian
State Street Bank and Trust Company
P.O. Box 351
Boston, MA 02101

Transfer Agent
Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
(800) 637-3863